Exhibit 4.2
EXECUTION COPY
HORIZON LINES, LLC
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
INDENTURE
Dated as of October 5, 2011
11.00% First Lien Senior Secured Notes due 2016

EXHIBITS:

INDENTURE dated as of October 5, 2011 between Horizon Lines, LLC., a Delaware corporation, as issuer, and U.S. Bank National Association, as trustee and collateral agent (hereinafter sometimes called the “Trustee,” as more fully set forth in Section 1.01).
WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of its 11.00% First Lien Senior Secured Notes due 2016 (the “Notes”), initially in an aggregate principal amount of $225,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Form of the Notes, the certificate of authentication to be borne by each Note, the Form of Change of Control Purchase Notice, the Form of Certificate of Transfer, the Form of Notation of Guarantee and the Form of Supplemental Indenture to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1.
DEFINITIONS; INTERPRETATIONS
Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless otherwise noted, references to “U.S. dollars” or “$” shall mean the currency of the United States.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“A/B Exchange Offer Registration Statement” means the “Exchange Offer Registration Statement,” as defined in the Registration Rights Agreement.
“A/B Exchange Offer” means an offer to issue Exchange Notes, whose issuance is registered under the Securities Act, for Notes that were issued initially in a transaction exempt from registration under the Securities Act pursuant to Rule 144A and/or Regulation S.
“ABL Facility” means the Credit Agreement, dated as of the Issue Date, among the Issuer, Parent and the other Subsidiaries of Parent party thereto, the various lenders and agents party thereto and Wells Fargo Capital Finance, LLC, as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture, or amendment, supplement, modification, renewal, or restatement, that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors. Any agreement or instrument other than the ABL Facility in effect on the Issue Date must be designated in an Officer’s Certificate as an “ABL Facility” for purposes of this Indenture in order to be an ABL Facility.
“ABL Facility Collateral Agent” means Wells Fargo Capital Finance, LLC, as collateral agent under the ABL Facility, and its successors, replacements and/or assigns in such capacity.
“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.
“ABL Obligations” means (x) the Indebtedness and other obligations under the ABL Facility and (y) certain hedge obligations, cash management and other bank product obligations owed to a lender or an Affiliate of a lender under the ABL Facility and more particularly described in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.
“Acquired Debt” means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.
“Additional Notes” means additional Notes (other than the initial Notes) issued under this Indenture in accordance with Section 2.13.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Affiliate Transaction” shall have the meaning specified in Section 4.13
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Accounting Standards” means, as of the Issue Date, U.S. GAAP; provided, however, that Parent may, upon not less than 60 days’ prior written notice to the Trustee, change to IFRS; provided, however, that notwithstanding the foregoing, if Parent changes to IFRS, it may elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under this Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not Parent intends to continue to use U.S. GAAP for purposes of making all calculations under this Indenture. In the event Parent elects to change to IFRS for purposes of making calculations under this Indenture, references in this Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or Parent and its respective Restricted Subsidiaries taken as a whole will be governed by Article 5 and not by Section 4.12; and
(2) the issuance of Equity Interests by any of Parent’s Restricted Subsidiaries or the sale of Equity Interests in any of Parent’s Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than Parent or one of its Restricted Subsidiaries).
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;
(2) a transfer of assets constituting Notes Priority Collateral between or among the Issuer and the Guarantors;
(3) a transfer of assets that are not Notes Priority Collateral between or among Parent and its Restricted Subsidiaries;
(4) an issuance of Equity Interests by a Restricted Subsidiary of Parent to Parent or to a Restricted Subsidiary of Parent;
(5) the sale or lease of products, services or accounts receivable in the ordinary course of business (which shall include factoring, securitization and similar transactions) and any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of Parent and its Restricted Subsidiaries;
(6) the sale or other disposition of Cash Equivalents not constituting Collateral;
(7) a Restricted Payment that does not violate Section 4.09 or a Permitted Investment;
(8) the licensing or sublicensing of intellectual property or other general intangibles on customary terms in the ordinary course of business and the abandonment of intellectual property which is no longer used or useful in or material to the businesses of Parent and its Restricted Subsidiaries;

(9) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;
(10) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;
(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive factoring or similar arrangements or the unwinding of any Hedging Obligations;
(12) any sale of Equity Interests in, or other ownership interests in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;
(13) (a) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Permitted Business of comparable or greater market value or usefulness to the business of Parent and its Restricted Subsidiaries as a whole, as determined in good faith by Parent and (b) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of Parent and its Restricted Subsidiaries as a whole, as determined in good faith by Parent; provided that if the assets transferred pursuant to this clause (13) are Notes Priority Collateral the assets received in exchange therefor shall be Notes Priority Collateral;
(14) any sale, conveyance or other disposition of assets of any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, except to the extent that the proceeds thereof are distributed in cash or Cash Equivalents to Parent or a Wholly-Owned Restricted Subsidiary;
(15) any foreclosure or any similar action with respect to the property or other assets of Parent or any Restricted Subsidiary;
(16) the sublease or assignment to third parties of leased facilities;

(17) a Casualty or Condemnation Event whose proceeds are subject to Section 4.12;
(18) the sale of interests in a joint venture pursuant to customary put-call or buy-sell arrangements; and
(19) the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 4.14.
Notwithstanding the foregoing, Parent may voluntarily treat any transaction otherwise exempt from the definition of “Asset Sale” pursuant to clauses (1) through (19) above as an “Asset Sale” by designating such transaction as an Asset Sale for purposes of this Indenture in an Officer’s Certificate delivered to the Trustee.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with Applicable Accounting Standards; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Authentication Order” shall have the meaning specified in Section 2.02.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief or bankruptcy of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;
(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Parent to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.
“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock or American Depository Shares (or receipts issued in evidence thereof) representing interests in such corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:
(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;
(2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-2” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), or at least “P-2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;
(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Issuer) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;
(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;
(5) demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System that are FDIC insured;
(6) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5); and
(7) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.
“Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case, relating to property or other assets that constituted Collateral owned by Parent or a Restricted Subsidiary.
“Change of Control” means the occurrence of any of the following:
(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent or the Issuer and its respective Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than a plan of liquidation of Parent or the Issuer that is a liquidation for tax purposes only);
(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares;
(4) Parent or the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent or the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent or the Issuer outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);
(5) the first day on which a majority of the members of the Board of Directors of Parent or the Issuer, are not Continuing Directors; or
(6) a “Change of Control” occurs under the Second-Lien Notes Indenture or the Convertible Notes Indenture.
Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of Parent or the Issuer or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the Restricted Subsidiaries and Parent shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of Parent or the Issuer with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of Parent’s or the Issuer’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Parent or the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (E) a transaction in which Parent or the Issuer or any direct or indirect parent of Parent becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “Other Transaction Party”) shall not constitute a Change of Control if (a) the shareholders of Parent or the Issuer or such direct or indirect parent of Parent or the Issuer as of immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of Parent or the Issuer or such direct or indirect parent of the Issuer, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than the Other Transaction Party (but including any of the Beneficial Owners of the Equity Interests of the Other Transaction Party), Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer or the Other Transaction Party; and (F) the Transactions shall not constitute a Change of Control

“Change of Control Offer” shall have the meaning specified in Section 4.16(a).
“Change of Control Payment” shall have the meaning specified in Section 4.16(a).
“Change of Control Payment Date” shall have the meaning specified in Section 4.16(a).
“Clearstream” means Clearstream Banking, S.A.
“close of business” means 5:00 p.m. (New York City time).
“Collateral” has the meaning given to such term by the Intercreditor Agreement.
“Collateral Agent” means the Trustee under this Indenture, in its capacity as collateral agent for itself, the Holders of Notes and the holders of Permitted Additional Pari Passu Obligations, together with its successors and assigns in such capacity.
“Collateral Proceeds Account” means a deposit account or securities account established with the Collateral Agent for purposes of holding the Net Proceeds of an Asset Sale, or Casualty or Condemnation Event, of Notes Priority Collateral pending release in accordance with Section 16.08.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means common stock of Parent, par value $0.01 per share, at the date of this Indenture.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and all franchise taxes for such period, to the extent that such amounts were deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(3) depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting), but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus
(4) the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus
(5) business optimization expenses, streamlining costs, exit or disposal costs, facilities closure costs and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, payroll, relocation and contract termination charges), provided that the amount of cash charges added back under this clause (5) with respect to any actions initiated following the Issue Date, shall not exceed, in the aggregate, 10% of Consolidated Cash Flow (prior to giving effect to the addition of such amount) for such period; plus
(6) (i) unusual or nonrecurring charges, expenses or other items, (ii) charges, expenses or other items in connection with any restructuring, acquisition, disposition, equity issuance or debt incurrence, and (iii) non-recurring out-of-pocket charges, expenses or other items related to and consisting of legal settlements and/or judgments, in all cases whether or not consummated and to the extent deducted in computing such Consolidated Net Income (for the avoidance of doubt, for purposes of this clause (6), charges, expenses or other items with respect to multiple proceedings shall be deemed to be “non-recurring” if the underlying facts giving rise to the proceedings are themselves unrelated and not reasonably likely to recur within any of the next two fiscal years); plus

(7) any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards; minus
(8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with Applicable Accounting Standards.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with Applicable Accounting Standards and without any reduction in respect of preferred stock dividends; provided that:
(1) all extraordinary gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;
(2) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(3) solely for the purpose of determining the amount available for Restricted Payments under Section 4.09(a), the net income for such period of any Restricted Subsidiary (other than the Issuer, so long as it is a primary obligor under the Notes, or any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(4) the cumulative effect of a change in accounting principles will be excluded;
(5) notwithstanding clause (2) above, the net income of any Unrestricted Subsidiary will be excluded except to the extent received by the specified Person or one of its Restricted Subsidiaries;
(6) any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill will be excluded;
(7) any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resolution from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;
(8) any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments in the ordinary course shall be excluded;
(9) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;
(10) any charges resulting from the application of (i) Accounting Standards Codification Topic 805 “Business Combinations,” (ii) Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long- Lived Assets,” (iii) Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition,” (iv) Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” or (v) Accounting Standards Codification Topic 835-30 “Interest-Imputation of Interest—Interest on Receivables and Payables,” with respect to deferred payments in respect of settlements of litigations or investigations, in each case, shall be excluded;
(11) all charges, costs and expenses relating to the Transactions or relating to the closure of the FSX Service; and

(12) all net after-tax charges or expenses with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans will be excluded.
“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Parent or the Issuer (as applicable) who:
(1) was a member of such Board of Directors on the Issue Date; or
(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Convertible Note Documents” means the Convertible Notes and the guarantees thereof, the Convertible Notes Indenture and the security documents relating to the Convertible Notes Indenture.
“Convertible Note Liens” means all Liens in favor of the Convertible Notes Collateral Agent on Collateral securing the Convertible Note Obligations.
“Convertible Note Obligations” means the obligations of Parent and any other obligor under the Convertible Note Documents to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Convertible Notes Indenture, the Convertible Notes and the performance of all other obligations (including, without limitation, payment of fees and expenses of the trustee and collateral agent, including fees and expenses of their agents, attorneys and professional advisors) to the trustee and the holders under the Convertible Notes Documents, according to the respective terms thereof.
“Convertible Notes” means the 6.0% convertible secured notes due 2017 of Parent.
“Convertible Notes Collateral Agent” means the trustee under the Convertible Notes Indenture, in its capacity as collateral agent for the holders of the Convertible Notes, together with its successors in such capacity.
“Convertible Notes Indenture” means the Indenture, dated as of the Issue Date, among Parent, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the Convertible Notes.
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, currently at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, NY 10005, Corporate Trust Services or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Issuer).

“Covenant Defeasance” shall have the meaning specified in Section 14.03.
“Credit Facilities” means one or more debt facilities or commercial paper facilities (including without limitation the credit facilities provided under ABL Facility), in each case, with banks or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, capital leases, letters of credit or issuances of senior secured notes, including any related notes, guarantees, indentures, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including into one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility. Any agreement or instrument other than the ABL Facility in effect on the Issue Date must be designated in an Officer’s Certificate as a “Credit Facility” for purposes of this Indenture in order to be a Credit Facility.
“Custodian” means U.S. Bank National Association, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depository with respect to the Notes, and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by Parent or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate delivered to the Trustee, setting forth the basis of such valuation.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the date on which the Notes mature and (y) the date that is 91 days after the date no Notes remain outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Parent or any and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“DTC” shall have the meaning specified in Section 2.03.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Event of Default” shall have the meaning specified in Section 7.01.
“Excess Proceeds” shall have the meaning specified in Section 4.12(e).
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Exchange Notes” has the meaning set forth in the Registration Rights Agreement.
“Exchange Offer” means the offer by Parent to the holders of $330.0 million aggregate principal amount of its Existing Convertible Notes to exchange the Existing Convertible Notes for (x) $280.0 million aggregate principal amount of Convertible Notes, and (y) 50.0 million shares of Parent’s common stock, par value $0.01 per share.
“Exchange Offer Document” means the Registration Statement on Form S-4, File No. 333-176520, dated as of August 26, 2011, relating to the Exchange Offer, including the prospectus that forms a part thereof, as amended prior to the Issue Date.
“Excluded Assets” shall have the meaning set forth in the Security Agreement.
“Exempted Subsidiary” means a Restricted Subsidiary (other than the Issuer) that is not an obligor or guarantor with respect to any Indebtedness of Parent or any Guarantor in which an Investment is made (or is deemed made) by Parent or a Guarantor pursuant to (i) Section 4.09(a), (ii) Section 4.09(b)(xv) or (iii) clause (19) of the definition of “Permitted Investments.”
“Existing Convertible Notes” means the 4.25% Convertible Senior Notes due 2012 of Parent.
“Existing Indebtedness” means all Indebtedness of Parent and its Subsidiaries (other than Indebtedness under the ABL Facility) in existence on the Issue Date, until such amounts are repaid including, without limitation, (i) the $100.0 million aggregate principal amount of Second-Lien Notes (and the Guarantees by the Guarantors in respect thereof) issued on the Issue Date, (ii) the $280.0 million aggregate principal amount of Convertible Notes (and the Guarantees by the Guarantors in respect thereof) issued in the Exchange Offer on the Issue Date (less the aggregate principal amount of any Convertible Notes that have been converted in a “Mandatory Conversion” pursuant to the terms thereof) and (iii) any Existing Convertible Notes outstanding following completion of the Transactions.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) (i) if such Fair Market Value is less than $20.0 million, the Chief Financial Officer of Parent and (ii) if such Fair Market Value is $20.0 million or greater, the Board of Directors of Parent.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of Parent, to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1) acquisitions, dispositions, discontinued operations or other operational changes (including of Vessels and equipment and assets related thereto) that have been made by the specified Person or any of its Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of Parent, as if they had occurred on the first day of the four-quarter reference period, and such pro forma calculations may reflect operating expense reductions and other operating improvements or synergies expected to result from the applicable event based on actions to be taken within 12 months after the relevant event (to the extent set forth in an Officer’s Certificate in reasonable detail, including the cost and timing of such expense reductions or other operating improvements or synergies), in each case, net of all costs required to achieve such expense reduction or other operating improvement or synergy;
(2) the Consolidated Cash Flow attributable to discontinued operations (including of Vessels and equipment and assets related thereto), as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
For the purpose of this definition, whenever pro forma effect is to be given to an acquisition or construction of a Vessel or the Capital Stock of a vessel-owning company or the financing thereof, such Person may (i) if the relevant Vessel is to be subject to a time charter with a remaining term longer than six months, apply pro forma earnings (losses) for such period Vessel based upon such charter, or (ii) if such Vessel is not subject to a time charter, is under time charter that is due to expire within six months or less, or is to be subject to charter of a voyage charter basis (whether or not any such charter is in place for such Vessel), then in each case, apply earnings (losses) for such period for such Vessel based upon the average of the historical earnings of comparable Vessels in such Person’s fleet (as determined in good faith by such Person’s Board of Directors) during such period or if there is not such comparable Vessel, then based upon industry average earning for comparable Vessels (as determined in good faith by such Person’s Board of Directors).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest), but excluding the amortization or write-off of debt issuance costs; plus
(2) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of Parent or preferred stock any Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Parent (other than Disqualified Stock) or to Parent or any Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards.

Notwithstanding the foregoing, any charges arising from the application of (i) Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Stock, (ii) Accounting Standards Codification Topic 835-30 “Interest-Imputation of Interest—Interest on Receivables and Payables,” with respect to deferred payments in respect of settlements of litigations or investigations or (iii) Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.
“Foreign Ownership Limitation” shall have the meaning specified in Section 4.09(b).
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.
“Form of Certificate of Transfer” means the “Form of Certificate of Transfer” attached hereto as Exhibit C.
“Form of Change of Control Purchase Notice” means the “Form of Change of Control Purchase Notice” attached hereto as Exhibit B.
“Form of Notation of Guarantee” means the “Form of Notation of Guarantee” attached hereto as Exhibit D.
“FSX Service” means the “Five-Star Express” service provided on the Issue Date by Parent and its Restricted Subsidiaries using vessels not qualified under the Jones Act.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii) or 2.06(f).

“Government Obligations” means securities that are:
(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means Parent and any Restricted Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the out-standing principal amount of the Notes sold to Institutional Accredited Investors.
“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by Parent to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provisions of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP to be classified as indebtedness or a finance or capital lease.
“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary (other than the Issuer) that is designated as such in an Officer’s Certificate that, as of such date of determination, (i) has less than $0.5 million of total assets and (ii) conducts no material business or operations.
“incur” shall have the meaning specified in Section 4.11(a).
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3) in respect of banker’s acceptances;
(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed but excluding other accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; or
(6) representing any Hedging Obligations.
if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with Applicable Accounting Standards; provided that for the avoidance of doubt, any Guarantee by Parent or any of its Restricted Subsidiaries of obligations of another Person that do not constitute Indebtedness of such Person shall, in each case, not constitute Indebtedness of Parent or such Restricted Subsidiary. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), except for any pledge of the Equity Interests of an Unrestricted Subsidiary as permitted by clause (20) of the definition of Permitted Liens, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination or (y) the amount of such Indebtedness and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the term “Indebtedness” will not include (a) in connection with the purchase by Parent or any of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations; incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; or (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Institutional Accredited Investor” means an institution that is an “accredited investor” pursuant to Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is also not a QIB.
“Intercreditor Agreement” means that certain intercreditor agreement, to be dated the Issue Date, among the Issuer, the Guarantors, the ABL Facility Collateral Agent, the Convertible Notes Collateral Agent, the Second-Lien Notes Collateral Agent and the Collateral Agent, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.
“Interest Payment Date” means each April 15 and October 15 of each year, beginning on April 15, 2012; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest will be postponed until the next succeeding Business Day, and no interest or other amount will be paid during the period of such postponement.

“Interest Record Date,” with respect to any Interest Payment Date, means the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the applicable April 15 or October 15 Interest Payment Date, respectively.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with Applicable Accounting Standards), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. The acquisition by Parent or any Restricted Subsidiary of Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.09(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) the repayment or disposition thereof for cash or (y) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of Parent or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation, in the case of clauses (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.
“Issue Date” means the date the Notes are initially issued under this Indenture.
“Issuer” means Horizon Lines, LLC, a Delaware limited liability company, and subject to the provisions of Article 5, shall include its successors and assigns.
“Jones Act” means the Merchant Marine Act of 1920.
“Jones Act Restricted Payments” shall have the meaning specified in Section 4.09(b).
“Legal Defeasance” shall have the meaning specified in Section 14.02.

“Lien” means, with respect to any asset, any mortgage, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.
“Maturity Date” means October 15, 2016.
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale or Casualty or Condemnation Event (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or Casualty or Condemnation Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Casualty or Condemnation Event, taxes paid or payable as a result of the Asset Sale or Casualty or Condemnation Event, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale or Casualty or Condemnation Event (other than ABL Obligations, Note Obligations, Convertible Note Obligations and Permitted Additional Pari Passu Obligations) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by Parent or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).
“Net Proceeds Offer” shall have the meaning specified in Section 4.12(e).
“Non-Recourse Debt” means Indebtedness:
(1) except for a pledge of the Equity Interest of an Unrestricted Subsidiary as permitted by clause (20) of the definition of “Permitted Liens,” as to which none of Parent and its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary);
in each case except to the extent permitted by Section 4.09; provided, however, that Indebtedness shall not cease to be Non-Recourse Debt solely by reason of pledge by Parent or any of its Restricted Subsidiaries of Equity Interests of an Unrestricted Subsidiary of Parent or of a Person that is not a Subsidiary of Parent or such Restricted Subsidiary if recourse is limited to such Equity Interests.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note” means any 11.00% First Lien Senior Secured Note due 2016, authenticated and delivered under this Indenture.
“Note Documents” means the Notes, the Note Guarantees, this Indenture and the security documents relating to this Indenture.
“Note Guarantees” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations and any Permitted Additional Pari Passu Obligations.
“Note Obligations” means the Obligations of the Issuer and any other obligor under this Indenture or any of the other Note Documents, including any Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes (and the Note Guarantee) and the performance of all other Obligations to the Trustee and the holders under this Indenture and the Notes (and the Note Guarantee), according to the respective terms thereof.
“Note Register” means, collectively, the register maintained in such office or in any other office or agency of the Issuer designated pursuant to Section 4.02.
“Noteholder,” “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Notes Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means, with respect to Parent or the Issuer, the President, the Chief Executive Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
“Officer’s Certificate,” when used with respect to the Issuer, means a certificate signed by an Officer of Parent that is delivered to the Trustee. Each such certificate (other than delivered pursuant to Section 4.08 of this Indenture) shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section and may be subject to customary assumptions, exceptions and qualifications.
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(1) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(2) Notes, or portions thereof, for the payment or purchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent); provided that, if any such Note is purchased, the Holder thereof shall have delivered a Change of Control Purchase Notice in accordance with Section 4.16; and
(3) Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course.

“Parent” means Horizon Lines, Inc., a Delaware corporation, and subject to the provisions of Article 5, shall include its successors and assigns.
“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Paying Agent” shall have the meaning specified in Section 4.02.
“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Note Liens; provided that, except in the case of Additional Notes, (i) the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) Parent has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.
“Permitted Business” means any business conducted by Parent or any of its Restricted Subsidiaries on the Issue Date and any business that, in the good faith judgment of the Board of Directors of Parent, are reasonably related, ancillary, supplemental or complementary thereto, or reasonable extensions thereof.
“Permitted Debt” shall have the meaning specified in Section 4.11(b).
“Permitted Hedging Obligations” means any Hedging Obligations that would constitute Permitted Debt pursuant to clause (viii) of the definition of “Permitted Debt.”
“Permitted Investments” means:
(1) (i) any Investment in the Issuer or any Guarantor and (ii) any Investment by any Restricted Subsidiary (other than the Issuer) that is not a Guarantor in Parent or any Restricted Subsidiary;
(2) any Investment in Cash Equivalents;
(3) any Investment by Parent or any Restricted Subsidiary of Parent in a Person, if as a result of such Investment:
(a) such Person becomes a Guarantor; or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Guarantor;
(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12 or from a sale or other disposition of assets not constituting an Asset Sale;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Parent;
(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;
(7) Investments represented by Permitted Hedging Obligations;
(8) loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of Parent or any direct or indirect parent entity of Parent, (b) required by applicable employment laws and (c) other loans and advances not to exceed $3.0 million at any one time outstanding;
(9) repurchases of the Notes;
(10) any Investment of Parent or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;
(11) Guarantees otherwise permitted by the terms of this Indenture;
(12) receivables owing to Parent or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;
(13) payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

(14) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons;
(15) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance Guarantees, in each case in the ordinary course of business;
(16) Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;
(17) reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;
(18) any Investment in any Subsidiary of Parent or any joint venture in the ordinary course of business in connection with intercompany cash management arrangements or related activities;
(19) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 3.0% of Total Assets, in each case, net of any return of or on such Investments received by Parent or any Restricted Subsidiary of Parent; and
(20) the pledge of the Equity Interests of an Unrestricted Subsidiary as security for Indebtedness that is permitted by clause (20) of the definition of Permitted Liens.
“Permitted Liens” means:
(1) any Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing (i) the Notes and the related Note Guarantees outstanding on the Issue Date (and any related Exchange Notes and Exchange Note Guarantees) and (ii) any Permitted Additional Pari Passu Obligations, in an aggregate principal amount under such clauses (i) and (ii) not to exceed $225.0 million at any one time outstanding;
(2) any Lien (whose priority shall be governed by the Intercreditor Agreement) securing the ABL Facility or any other Credit Facility so long as the aggregate principal amount outstanding under the ABL Facility and/or any successor Credit Facility does not exceed the principal amount which could be incurred under clause (i) of the definition of “Permitted Debt”;

(3) Liens in favor of the Issuer or the Guarantors;
(4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Parent or is merged with or into or consolidated with Parent or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of Parent or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Parent or is merged into or consolidated with Parent or any Restricted Subsidiary of Parent (plus improvements and accessions to such property or proceeds or distributions thereof);
(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Parent or any Restricted Subsidiary of Parent (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;
(6) Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(7) Liens to secure Indebtedness (including Capital Lease Obligations) or Attributable Debt permitted by clause (iv) of the definition of “Permitted Debt” covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);
(8) Liens existing on the Issue Date (other than Note Liens, the ABL Liens, the Second-Lien Note Liens and the Convertible Note Liens);
(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;
(10) Liens consisting of carriers’, warehousemen’s, landlord’s and mechanics’, suppliers’, materialmen’s, repairmen’s and similar Liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;

(11) any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(12) Liens on the assets of a Restricted Subsidiary that is neither a Guarantor nor the Issuer securing Indebtedness or other obligations of such Restricted Subsidiary permitted by this Indenture;
(13) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance secured Indebtedness permitted to be incurred under this Indenture (other than the ABL Facility or the Notes); provided, however, that (i) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (ii) the new Lien is of no higher priority than the original Lien;
(14) Liens or leases or licenses or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
(15) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or Guarantees provided by Parent or any Subsidiary of Parent;
(16) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self insurance or securing letters of credit issued in the ordinary course of business;

(17) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with Applicable Accounting Standards;
(18) Liens on (a) assets other than those constituting Collateral securing Permitted Hedging Obligations, (b) assets constituting Collateral securing Permitted Hedging Obligations to the extent that the Indebtedness to which the Hedging Obligations relate is permitted to be secured pursuant to this Indenture and (c) assets constituting Collateral securing Permitted Hedging Obligations that are ABL Obligations;
(19) any interest or title of a lessor, licensor or sublicensor under any lease, license or sublicense of the property of Parent or any Restricted Subsidiary, including intellectual property, as applicable;
(20) Liens on the Equity Interests of an Unrestricted Subsidiary of Parent or of a Person that is not a Subsidiary of Parent securing Indebtedness of such Unrestricted Subsidiary or other Person if recourse to Parent or any Restricted Subsidiary with respect to such Indebtedness is limited to such Equity Interests;
(21) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Parent or any Restricted Subsidiary thereof on deposit with or in possession of such bank;
(22) any obligations or duties affecting any of the property of Parent or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not impair the use of such property for the purposes for which it is held;
(23) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;
(24) restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;
(25) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;
(26) Liens consisting of any law or governmental regulation or permit requiring Parent or any of its Restricted Subsidiaries to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

(27) Liens on the unearned premiums under the insurance policies permitted by clause (xv) of the definition of “Permitted Debt” securing Indebtedness incurred pursuant to clause (xv) of the definition of “Permitted Debt”;
(28) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Parent or any of its Restricted Subsidiaries;
(29) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business, and/or to secure other obligations permitted to be incurred pursuant to clause (xvi) of the definition of “Permitted Debt”;
(30) any netting or set-off arrangements entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of Parent or any of its Restricted Subsidiaries, including pursuant to any cash management agreement;
(31) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.11; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;
(32) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of Parent and its Restricted Subsidiaries that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Parent and its Restricted Subsidiaries;
(33) Liens arising from UCC financing statement filings regarding operating leases entered into by Parent or any Restricted Subsidiary of Parent in the ordinary course of business or other precautionary UCC financing statement filings;
(34) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(35) Liens not otherwise permitted hereunder securing Indebtedness or other obligations that does not, in the aggregate, exceed $20.0 million at any one time outstanding, which Liens shall be governed by the Intercreditor Agreement but may be of any priority (and may be higher in priority with respect to the Notes Priority Collateral than the Note Liens and higher in priority with respect to the ABL Priority Collateral than the ABL Liens);
(36) Liens incurred in the ordinary course of business of Parent or its Restricted Subsidiaries arising from Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and bunkers to Vessels, equipment and inventory, repairs and improvements to Vessels, equipment and inventory, crews’ wages and maritime Liens;
(37) Liens for salvage;
(38) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, a Vessel (which term, for purposes of this clause (38), shall include the Capital Stock of a Person substantially all of the assets of which is a Vessel, equipment and inventory as the context may require), provided, however, (i) the principal amount of Indebtedness secured by such a Lien does not exceed (x) with respect to Indebtedness incurred to finance the construction of such Vessel, 87.5% of the sum of (1) the contract price pursuant to the Vessel Construction Contract for such Vessel and (2) any other Ready for Sea Cost for such Vessel, and (y) with respect to Indebtedness Incurred to finance the acquisition of such Vessel, 87.5% of the sum of (1) the contract price for the acquisition of such Vessel and (2) any other Ready for Sea Cost of such Vessel, (ii) in the case of Indebtedness that matures within nine months after the incurrence of such Indebtedness, the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value, as determined in good faith by the Board of Directors of Parent, of such Vessel at the time such Lien is incurred (iii) in the case of a sale and leaseback transaction, the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value, as determined in good faith by the Board of Directors of Parent, of such Vessel at the time such Lien is incurred and (iv) in the case of Indebtedness representing Capital Lease Obligations relating to a Vessel, the principal amount of Indebtedness secured by such a Lien shall not exceed 100% of the sum of (1) the Fair Market Value, as determined in good faith by the Board of Directors of Parent, of such Vessel at the time such Lien is incurred and (2) any Ready for Sea Cost for such Vessel, provided, further, however that such Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(39) Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing (i) the $100.0 million aggregate principal amount of Second-Lien Notes (and the Guarantees by the Guarantors in respect thereof) issued on the Issue Date and additional Second-Lien Notes (and Guarantees by the Guarantors in respect thereof) issued after the Issue Date as “PIK Interest” (as defined in the Second-Lien Notes Indenture in effect on the Issue Date) on such Second-Lien Notes or on any Second-Lien Notes issued as such “PIK Interest” and (ii) Convertible Notes (and the Guarantees by the Guarantors in respect thereof) in an aggregate principal amount of up to $280.0 million (less the aggregate principal amount of any Convertible Notes that have been converted in a “Mandatory Conversion” pursuant to the terms thereof); and
(40) Liens (whose priority shall be governed by the Intercreditor Agreement and shall equal the priority of the Liens securing the Second-Lien Notes issued on the Issue Date) securing up to $50.0 million aggregate principal amount of Indebtedness incurred pursuant to clause (xxiii) of the definition of “Permitted Debt”.
“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) Permitted Refinancing Indebtedness may not be incurred by a Person other than the Issuer and any of the Guarantors to renew refund, refinance, replace, defease or discharge any Indebtedness of the Issuer or a Guarantor.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Ready for Sea Costs” means with respect a Vessel or Vessels to be acquired or leased (pursuant to a Capital Lease Obligation) by Parent or any Restricted Subsidiaries, the aggregate amount of expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for their intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as “property, plant and equipment” in accordance with Applicable Accounting Standards.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Issuer and the “Purchasers” party to the various purchase agreements with respect to the Notes, dated as of the Issue Date, and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer, the Guarantors and the other parties thereto, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
“Registrar” shall have the meaning specified in Section 2.03.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, having direct responsibility for the administration of this Indenture to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Where (i) such term is used without a referent Person or (ii) such term is used with reference to Parent,, such term shall be deemed to mean a Subsidiary of Parent that is not an Unrestricted Subsidiary (including, without limitation the Issuer), unless the context otherwise requires.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Sale of Notes Priority Collateral” means any Asset Sale to the extent involving a sale, lease or other disposition of Notes Priority Collateral.
“Second-Lien Note Documents” means the Second-Lien Notes and the Guarantees thereof, the Second-Lien Notes Indenture and the security documents relating to the Second-Lien Notes Indenture.
“Second-Lien Note Liens” means all Liens in favor of the Second-Lien Notes Collateral Agent on Collateral securing the Second-Lien Note Obligations.
“Second-Lien Note Obligations” means the obligations of the Issuer and any other obligor under the Second-Lien Note Documents to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Second-Lien Notes Indenture, the Second-Lien Notes and the performance of all other obligations to the trustee and the holders under the Second-Lien Note Documents, according to the respective terms thereof.

“Second-Lien Notes” means (i) the Second Lien Senior Secured Notes due 2016 of the Issuer and (ii) other Indebtedness secured by a Permitted Lien under clause (40) of the definition thereof, and any Permitted Refinancing Indebtedness incurred (from time to time and in one or more successive refinancings) in respect of (i) or (ii) in accordance with the terms of this Indenture.
“Second-Lien Notes Collateral Agent” means the trustee under the Second-Lien Notes Indenture, in its capacity as collateral agent for the holders of the Second-Lien Notes, together with its successors in such capacity.
“Second-Lien Notes Indenture” means the Indenture, dated as of the Issue Date, among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the Second-Lien Notes and any other instrument governing the Second-Lien Notes.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.
“Security Agreement” means that certain security agreement, to be dated as of the Issue Date, among the Issuer, the Guarantors and the Collateral Agent, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Security Documents” means the Security Agreement, the Intercreditor Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
“Senior Lien Debt” means, with respect to any Collateral whose Excess Proceeds are required to be applied pursuant to Section 4.12, any Indebtedness or other Obligations secured by Liens on such Collateral ranking higher in priority to the Note Liens.
“Shelf Registration Statement” means the “Shelf Registration Statement” as defined in the Registration Rights Agreement.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” shall have the meaning specified in Section 4.09(a)(iii).
“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.
“Subsidiary Guarantor” means a Restricted Subsidiary of Parent that is a Guarantor, other than the Issuer.
“Successor Issuer” shall have the meaning specified in Section 5.01(a)(i)(2).
“Successor Parent” shall have the meaning specified in Section 5.01(b)(i)(2).
“Total Assets” means the total assets of Parent and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of Parent, prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with Applicable Accounting Standards, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
“Transactions” means (i) the issuance of the Notes and the use of proceeds therefrom, (ii) the issuance of the Second-Lien Notes and the use of proceeds therefrom, (iii) the exchange of bridge loans under the Bridge Loan Agreement for Second-Lien Notes, (iv) the Exchange Offer and the other transactions contemplated by the Exchange Offer Document, (v) obtaining all necessary shareholder, stock exchange and governmental approvals and (vi) the payment of all fees and expenses in connection with the foregoing.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, except as provided in Section 11.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“United States” means the United States of America.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of Parent that is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Parent, but only to the extent that such Subsidiary:
(1) has no Indebtedness other than Non-Recourse Debt;
(2) except as permitted by Section 4.13, is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent;
(3) except as otherwise permitted by Section 4.09, is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has a direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4) except as otherwise permitted by Section 4.09 has not guaranteed or otherwise provided credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries.

“U.S. GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States in effect on the date of this Indenture.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.
“Vessel” means any watercraft or other artificial contrivance used, or capable of being used, as a means of transportation on water which is owned by and registered in the name of the Issuer or any Guarantor or leased by the Issuer or any Guarantor pursuant to a lease on a demise or bareboat charter basis or pursuant to an operating agreement constituting a Capital Lease Obligation, including all spares, equipment, and any additional improvements associated with such watercraft or contrivance.
“Vessel Construction Contract” means any contract for the construction (or construction and acquisition”) of a Vessel entered into by the Issuer or its Restricted Subsidiaries, including any amendments, supplements or modifications thereto or change orders in respect thereof.
“Vessel Fleet Mortgage” shall have the meaning set forth in the Security Agreement.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then-outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.
“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
Section 1.02 Rules of Construction. Unless the context otherwise requires:
(a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with Applicable Accounting Standards;
(c) “or” is not exclusive;
(d) words in the singular include the plural, and in the plural include the singular;
(e) provisions apply to successive related events and transactions;
(f) references to sections of or rules under the Securities Act, the Exchange Act and the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;
(g) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;
(h) references to any contract, agreement or instrument shall mean the same as amended, modified, replaced, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture; and
(i) “including” means “including, without limitation.”
Section 1.03 References to Interest. Any reference to the payment of interest on, or in respect of, any Note in this Indenture shall be deemed to include mention of the payment of Additional Interest (if applicable). An express mention of the payment of Additional Interest (if applicable) in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.04 References to Subordination. For the avoidance of doubt, for all purposes under this Indenture, including, without limitation, Section 4.09(b), this Indenture shall not treat Indebtedness as being (x) contractually subordinated or junior or (y) subordinated or junior in right of payment, in each case, to any other Indebtedness merely because such Indebtedness is (i) unsecured, (ii) secured by Liens of a junior priority on the same Collateral to those securing such other Indebtedness or (iii) secured by different collateral.
Section 1.05 Payments, Instructions, Notices, Opinions and Certifications by the Issuer. Any payment required to be made by the Issuer under this Indenture may be made by the Parent on behalf of the Issuer. Any instruction, notice, certificate, opinion or Officer’s Certificate to be given or provided by the Issuer under this Indenture may be given or provided by the Parent instead.
ARTICLE 2.
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF
NOTES
Section 2.01 Form and Dating.
(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture (or any indenture supplemental hereto), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

Section 2.02 Execution and Authentication.
At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Issuer signed by an Officer (an "Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03 Registrar and Paying Agent.
The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may not act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and the Trustee hereby agrees so to initially act.
Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.
Section 2.05 Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with § 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with § 312(a) of the Trust Indenture Act.
Section 2.06 Transfer and Exchange.
(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Issuer for Definitive Notes if:
(i) the Issuer delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 90 days after the date of such notice from the Depository; or
(ii) there has occurred and is continuing an Event of Default with respect to the Notes and the Depository so requests.
Upon the occurrence of the preceding event in (i) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:
(1) both:
(A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(2) both:
(A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.
Upon consummation of an A/B Exchange Offer by the Issuer in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(1) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
(2) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
(3) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:
(1) such exchange or transfer is effected pursuant to the A/B Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an Affiliate of the Issuer;
(2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; and
(3) such transfer is effected by a Broker-Dealer pursuant to the A/B Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.
If any such transfer is effected pursuant to subparagraph (2) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (2) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (2)(a) thereof;

(2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
(3) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
(4) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
(5) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(6) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or
(7) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(1) such exchange or transfer is effected pursuant to the A/B Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an Affiliate of the Issuer;
(2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(3) such transfer is effected by a Broker-Dealer pursuant to the A/B Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(4) the Registrar receives the following:
i. if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(b) thereof; or
ii. if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer will execute and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will not bear the Private Placement Legend.
(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (2)(b) thereof;
(2) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
(3) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
(4) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(5) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(6) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or
(7) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Restricted Global Note, in the case of clause (2) above, the 144A Global Note, in the case of clause (3) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(1) such exchange or transfer is effected pursuant to the A/B Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an Affiliate of the Issuer;
(2) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(3) such transfer is effected by a Broker-Dealer pursuant to the A/B Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4) the Registrar receives the following:
i. if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(c) thereof; or
ii. if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.
Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(2) or (ii)(4) or this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(1) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof,
(2) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof, and
(3) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(1) such exchange or transfer is effected pursuant to the A/B Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an Affiliate (as defined in Rule 144) of the Issuer;
(2) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(3) any such transfer is effected by a Broker-Dealer pursuant to the A/B Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4) the Registrar receives the following:
if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(d) thereof; or
if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (4), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f) A/B Exchange Offer. Upon the occurrence of an A/B Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate:
(i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in such A/B Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not Affiliates of the Issuer; and
(ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the A/B Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not Affiliates of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(i) Private Placement Legend.
(1) Except as permitted by subparagraph (2) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN

ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
(2) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii) OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):
“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT HORIZON LINES, LLC, 4064 COLONY ROAD, SUITE 200, CHARLOTTE, NORTH CAROLINA 28211 ATTENTION: TREASURER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(i) General Provisions Relating to Transfers and Exchanges.
(i) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Article 3 and Sections 4.12, 4.16 and 11.04).
(iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v) Neither the Registrar nor the Issuer will be required:
(1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(2) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(3) to register the transfer of or to exchange a Note between a Interest Record Date and the next succeeding Interest Payment Date.
(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(ix) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the OID Legend, each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.06 and may trade under a separate CUSIP number.
(x) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depository.
(xi) The Trustee shall have no responsibility or obligation to any Participant or Indirect Participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying in good faith upon information furnished by the Depository with respect to its Participants or Indirect Participants.

(xii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and the Trustee shall be entitled to accept and rely upon such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any determination.

Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 Additional Notes; Purchases. The Issuer may, without the consent of the Noteholders, issue additional Notes hereunder with the same terms, and if permissible as a “qualified reopening” for U.S. federal income tax purposes, with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee an Authentication Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters as the Trustee shall reasonably request. The Issuer may also from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders. Any Notes purchased by the Issuer shall be deemed to be no longer outstanding under this Indenture.

ARTICLE 3.
REDEMPTION
Section 3.01 Optional Redemption.
(a) The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time and from time to time, after the Issue Date and prior to one year after the Issue Date upon not less than 30 nor more than 60 days’ notice at 101.5% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
(b) From and after one year from the Issue Date, the Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice at 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
Section 3.02 Mandatory Redemption.
(a) The Notes will not be subject to mandatory redemption or have the benefit of any sinking fund, except as set forth below.
(b) On each April 15 and October 15 (or, if such day is not a Business Day, the next succeeding Business Day), commencing April15, 2012, the Issuer will be required to redeem 0.50% of the aggregate original principal amount of the Notes (including any Additional Notes) originally issued under this Indenture in integral multiples of $1,000, except that no note may be purchased in part if the remaining principal amount would be less than $2,000, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

Section 3.03 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee, Registrar and each Paying Agent in writing of (a) the Section of this Indenture and the Notes pursuant to which the redemption shall occur (including the relevant provision of the Notes), (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Section 5 of the Note, unless a shorter or longer period is acceptable to the Trustee. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee. Any such notice pursuant to Section 3.01 may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
Section 3.04 Selection of Notes to be Redeemed. Selection of Notes for redemption will be made by the Registrar on a pro rata basis by lot to the extent practicable or by such other method in accordance with the Applicable Procedures; provided that no Notes of $2,000 principal amount or less shall be redeemed in part.
Notwithstanding anything else contained in this Section 3.04, the parties acknowledge and agree that any partial redemption of a Global Note will be made by the Depository among the Beneficial Owners in accordance with the rules and regulations of the Depository and that the Trustee shall have no liability in connection with the selection of Beneficial Owners whose interest in the Global Note will be redeemed or any other actions taken by the Depository in connection therewith, and by accepting the Notes, the Holders shall waive and release any and all such liability.
Section 3.05 Notice of Redemption.
(a) At least 30 days but not more than 60 days before a redemption date pursuant to Section 3.01 or 3.02, the Issuer shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed. Any such notice shall identify the Notes to be redeemed and shall state:
(i) the redemption date;
(ii) the redemption price and the amount of accrued interest to the redemption date;
(iii) the name and address of the Paying Agent;
(iv) the provision of the Notes or this Indenture pursuant to which the redemption is occurring;
(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
(vii) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(viii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and
(ix) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.
(b) At the Issuer’s request, the Registrar and each Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Registrar and each Paying Agent with the information required by this Section 3.05 at least two Business Days (or such shorter period of time as may be acceptable to the Registrar and Paying Agent) prior to the date such notice is to be provided to Holders in the final form such notice is to be delivered to Holders.
Section 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final sentence of Section 5 of the form of Note set forth in Exhibit A hereto. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice; provided, however, that if the redemption date is after a regular Interest Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Interest Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Section 3.07 Deposit of Redemption Price. Prior to 12:00 noon New York City time on each redemption date, the Issuer shall deposit with the Paying Agent an amount of money, in immediately available funds, sufficient to pay the redemption price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any amount so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article 8.
Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

Section 3.08 Notes Redeemed In Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note in principal amount equal to the unredeemed portion of the Note being redeemed or purchased in part in the name of the Holder thereof.
ARTICLE 4.
COVENANTS
Section 4.01 Payment of Principal and Interest. The Issuer covenants and agrees that it will cause to be paid the principal (including the Change of Control Purchase Price) of, and accrued and unpaid interest, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
Section 4.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or purchase (“Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
The Issuer may also from time to time designate co-registrars in one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.
The Issuer hereby initially designates the Trustee as the Paying Agent, Registrar, Custodian and the Corporate Trust Office of the Trustee in New York City, New York as an office or agency of the Issuer for each of the aforesaid purposes.
Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent.
(a) If the Issuer shall appoint a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i) that it will hold all sums held by it as such agent for the payment of the principal (or the Change of Control Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;
(ii) that it will give the Trustee prompt written notice of any failure by the Issuer to make any payment of the principal (or such Change of Control Purchase Price, as the case may be) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Issuer shall, on or before each due date of the principal (or the Change of Control Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (or such Change of Control Purchase Price, as the case may be) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal (or the Change of Control Purchase Price, as the case may be) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal (or such Change of Control Purchase Price, as the case may be) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer to make any payment of the principal (or such Change of Control Purchase Price, as the case may be) of, and accrued and unpaid interest on, the Notes when the same shall become due and payable. The Issuer may change the Paying Agent without prior notice to the Noteholders.
(c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Any money deposited with the Trustee or any Paying Agent (pursuant to Section 8.05), or then held by the Issuer, in trust for the payment of the principal (or the Change of Control Purchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (or such Change of Control Purchase Price, as the case may be) and interest has become due and payable shall be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 4.05 Existence. Subject to Article 5, Parent will do or cause to be done all things necessary to preserve and keep in full force and effect:
(a) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents of Parent or any such Restricted Subsidiary; and
(b) the rights (charter and statutory), licenses and franchises of Parent and its Restricted Subsidiaries; provided, however, that Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than the Issuer), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to have a material adverse effect on Parent and its Restricted Subsidiaries, taken as a whole.
Section 4.06 Reports.
(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Parent will furnish to the Trustee, within the time periods specified in the Commission’s rules and regulations (including any extensions provided therein) for a filer that is a “non-accelerated filer” (or any successor term that provides an entity with the greatest time period for filing periodic reports with the Commission plus five Business Days):
(i) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-K and 10-Q (or any successor or comparable forms) if Parent were required to file such reports; and
(ii) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor or comparable form) if Parent were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Parent’s consolidated financial statements by Parent’s certified independent accountants. Notwithstanding the above reporting requirements, Parent shall not be required to disclose to the Trustee (or the Holders of the Notes) any materials for which it has sought and has received (or reasonably expects to receive) confidential treatment from the Commission. All reports filed with the Commission via EDGAR (or any successor system) shall be deemed to have been furnished to the Trustee in accordance with this Section 4.06.
Parent will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept Parent’s filings for any reason, Parent will post the reports required by this Section 4.06(a) on its website within the time periods described above.
(b) For so long as any Notes remain outstanding, if at any time they are not required to file with the Commission the reports required by Section 4.06(a), Parent, the Issuer and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(c) Notwithstanding anything herein to the contrary, Parent will not be deemed to have failed to comply with this Section 4.06 for the purposes of Section 7.01(a)(iv) until 60 days after the proper notice under Section 7.01(a)(iv) has been provided.
(d) For the avoidance of doubt, any Default or Event of Default resulting from a failure to provide any report required by this Section 4.06 shall be cured upon the provision of such report prior to the acceleration of the Notes pursuant to Section 7.02.
Section 4.07 Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08 Compliance Certificate; Statements as to Defaults. Parent shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on December 25, 2011) an Officer’s Certificate that complies with Section 314(a)(4) of the Trust Indenture Act.

In addition, Parent shall deliver to the Trustee, as soon as possible, and in any event within five Business Days after Parent becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that Parent is taking or proposes to take with respect thereto.
Section 4.09 Restricted Payments.
(a) Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other payment or distribution on or in respect of Parent’s or any Restricted Subsidiary’s Equity Interests (including any such payment in connection with any merger or consolidation involving such Person), except dividends or distributions payable solely in Equity Interests of Parent or such Restricted Subsidiary (other than Disqualified Stock) and except dividends or distributions payable solely to Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Equity Interest holders on a pro rata basis with respect to the class of Equity Interests on which such dividend or distribution is made, or on a basis that results in the receipt by Parent or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Parent) any Equity Interests of Parent;
(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness (“Subordinated Indebtedness”) of the Issuer or any Guarantor that is (1) Indebtedness that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries), (2) the Convertible Notes or (3) unsecured Indebtedness, except (A) payments of interest or principal at the Stated Maturity thereof or (B) the purchase, repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition or retirement for value; or
(iv) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;
(2) Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.11(a); and
(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (xiv) of Section 4.09(b)), is less than the sum, without duplication, of:
(A) 50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B) (i) 100% of the aggregate net cash proceeds and (ii) 100% of the Fair Market Value of any property or assets other than cash received by Parent since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Parent or from the issue or sale of convertible or exchangeable Disqualified Stock of Parent or convertible or exchangeable debt securities of Parent, in each case that have been converted into, settled with or exchanged for Equity Interests of the Issuer (other than Disqualified Stock, Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Parent); plus
(C) to the extent that any Restricted Investment (other than a Restricted Investment made in reliance on clause (xiv) of the following paragraph) that was made after the Issue Date is sold or otherwise liquidated or repaid, the amount of the cash return of or on capital (or the Fair Market Value of any property or assets) with respect to such Restricted Investment (less the cost of disposition, if any); plus

(D) to the extent that any Unrestricted Subsidiary of Parent designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of Parent’s Restricted Investment (without duplication of amounts that increase the amount available pursuant to Section 4.09(b)(xiv) or clause (19) of the definition of Permitted Investments) in such Restricted Subsidiary as of the date of such redesignation; plus
(E) without duplication of any increase pursuant to Section 4.09(a) above or that increase the amount available pursuant to Section 4.09(b)(xiv) or clause (19) of the definition of Permitted Investments, cash dividends received by Parent or any Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.
(b) Section 4.09(a) will not prohibit:
(i) the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 4.09;
(ii) the making of any Restricted Payment in exchange for, or out of or with the net proceeds of the sale (other than to a Subsidiary of Parent) of, Equity Interests of Parent (other than Disqualified Stock) or from the contribution of common equity capital to Parent; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests of Parent for purposes of Section 4.09(a) (iii)(B).
(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Guarantor in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

(iv) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary of Parent held by any current or former officer, director or employee of Parent or any Restricted Subsidiary of Parent or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:
(1) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Parent to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.09(a)(iii) or Section 4.09(b)(ii); plus
(2) the cash proceeds of key man life insurance policies received by Parent or any Restricted Subsidiary of Parent after the Issue Date; and in addition, cancellation of Indebtedness owing to the Issuer or any Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of Parent or any Restricted Subsidiary of Parent in connection with a repurchase of Equity Interests of Parent or any Restricted Subsidiary of Parent from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.09 or any other provisions of this Indenture;
(v) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible notes or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes;
(vi) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Parent or any Restricted Subsidiary of Parent issued on or after the Issue Date pursuant to Section 4.11;
(vii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control after completion of the Change of Control Offer, any purchase or redemption of Subordinated Indebtedness that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Issuer shall have made the Change of Control Offer with respect to the Notes as required by this Indenture, and the Issuer shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;

(viii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, after the completion of a Net Proceeds Offer pursuant to Section 4.12, any purchase or redemption of Subordinated Indebtedness that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of an Net Proceeds Offer; provided that, prior to such repayment or repurchase, the Issuer shall have made the Net Proceeds Offer with respect to the Notes as required by this Indenture, and the Issuer shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Net Proceeds Offer;
(ix) (1) Restricted Payments made from the net proceeds of the issuance of unsecured convertible Indebtedness of Parent pursuant to customary bond hedge/warrant or similar derivatives transactions entered into in connection with the issuance of such convertible securities, to the extent the issuance of such convertible Indebtedness is permitted by Section 4.11 and (2) Restricted Payments made in connection with customary cash settlement features upon conversion of any unsecured convertible Indebtedness of Parent;
(x) the redemption, repurchase or other acquisition for value of any Equity Interests of any Foreign Subsidiary of Parent that are held by a Person that is not an Affiliate of Parent; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (1) the Fair Market Value of such common Equity Interests or (2) such amount required by applicable laws, rules or regulations;
(xi) the purchase, redemption, acquisition, cancellation or other retirement for value of Equity Interests of Parent to the extent necessary, in the good faith judgment of the Board of Directors of Parent, to prevent the loss or secure the renewal or reinstatement of any license, permit or eligibility held by Parent or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any governmental authority or other regulatory body; provided that the aggregate amount of such payments and distributions may not exceed $2.0 million in any calendar year plus any unused amount permitted (without giving effect to any carryover under this Section 4.09(b)(xi) for the immediately preceding year);
(xii) the payment or distribution, to dissenting equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that transfers of all or substantially all of the property and assets of Parent or any of its Restricted Subsidiaries; provided that the aggregate amount of such payments and distributions may not exceed $1.0 million any calendar year plus any unused amount permitted (without giving effect to any carryover) under this Section 4.09(b)(xii) for the immediately preceding year;

(xiii) any Restricted Payments made pursuant to the Exchange Offer;
(xiv) any Restricted Payments (“Jones Act Restricted Payments”) in the form of repurchases or redemptions of common equity of Parent that are required to be made in order to comply with the 19.99% foreign ownership limitation (the “Foreign Ownership Limitation”) in Parent’s certificate of incorporation; provided, however, that any Restricted Payments made pursuant to this clause (xiv) more than 90 days after the Issue Date may only be made if Parent’s Board of Directors has recommended to Parent’s stockholders an amendment to such certificate of incorporation so that Parent may issue warrants in order to redeem its common equity to comply with the Foreign Ownership Limitation and such amendment was not approved by the stockholders; and
(xv) so long as no Default or Event of Default has occurred and is continuing after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $15.0 million in the aggregate since the Issue Date in each case, calculated net of any return of or on any Restricted Investments made pursuant to this clause that is received by Parent or any Restricted Subsidiary.
(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent or the relevant Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Issuer or, if such Fair Market Value is in excess of $20.0 million, by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the Trustee.
(d) For purposes of determining compliance with this Section 4.09, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Sections 4.09(b)(i) through 4.09(b)(xv), or is entitled to be incurred as one or more categories of Permitted Investments or pursuant to Section 4.09(a), the Issuer will be entitled to classify or reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this Section 4.09 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses, categories of Permitted Investments or Section 4.09(a).
Section 4.10 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(i) pay dividends or make any other distributions on its Capital Stock to any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);
(ii) make loans or advances to any of its Restricted Subsidiaries; or
(iii) sell, lease or transfer any of its properties or assets to any of its Restricted Subsidiaries.
(b) The restrictions in Section 4.10(a) will not apply to encumbrances or restrictions existing under or by reason of:
(i) agreements in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Board of Directors of Parent, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
(ii) this Indenture, the Notes and the Note Guarantees, any Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement and the Security Documents;
(iii) applicable law, rule, regulation, order, approval, license, permit or similar restriction (whether or not existing on the Issue Date);
(iv) (1) any instrument governing Indebtedness or Capital Stock of a Person acquired by Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and does not in the good faith judgment of the Board of Directors of Parent materially adversely affect the ability of the Issuer to make scheduled payments of interest and principal on the Notes; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; and (2) any amendment, modification, replacement or refinancing thereof; provided, however, that such encumbrances or restrictions are not, in the good faith judgment of the Board of Directors of Parent, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (i), (ii) or (iii) of Section 4.10(a) than on such encumbrances or restrictions prior to such amendment, modification, replacement or refinancing;

(v) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
(vi) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased (plus improvements and accessions to such property, or assets or proceeds or distributions thereof) of the nature described in Section 4.10(a)(iii);
(vii) any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;
(viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the Board of Directors of Parent, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;
(ix) Liens permitted to be incurred under Section 4.14 that limit the right of the debtor to dispose of the assets subject to such Liens (plus improvements and accessions to such property, or assets or proceeds or distributions thereof);
(x) customary provisions in joint venture agreements or other similar agreements;
(xi) customary provisions in Permitted Hedging Obligations;
(xii) restrictions on cash or other deposits or net worth imposed by customers under contracts or other agreements entered into in the ordinary course of business;
(xiii) restrictions on other Indebtedness incurred in compliance with Section 4.11; provided that such restrictions, taken as a whole, are, in the good faith judgment of Parent’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (i) and (ii) of this Section 4.10(b);
(xiv) encumbrances on property that exist at the time such property was acquired by Parent or any Restricted Subsidiaries;

(xv) other Indebtedness or Disqualified Stock of any Subsidiary that is not a Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by Parent);
(xvi) encumbrances or restrictions consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;
(xvii) customary Guarantees by Parent or the Issuer under non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business; and
(xviii) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which Parent or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Parent or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Parent or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.
(c) For purposes of determining compliance with this Section 4.10, the subordination of loans or advances made to Parent or a Restricted Subsidiary to other Indebtedness incurred by Parent or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 4.11 Incurrence of Indebtedness and Issuance of Preferred Stock.
(a) Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a Guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) Section 4.11(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock (collectively, “Permitted Debt”):
(i) the incurrence and Guarantee by Parent or any Restricted Subsidiary, of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum remaining potential liability of Parent or any Restricted Subsidiary thereunder) not to exceed $125.0 million less the amount applied to permanently repay Indebtedness pursuant to Section 4.12(c)(i)(2);
(ii) the incurrence by Parent and its Restricted Subsidiaries of the Existing Indebtedness;
(iii) the incurrence by the Issuer and the Guarantors of Indebtedness represented by (1) the Notes and the related Note Guarantees to be issued on the Issue Date and (2) the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;
(iv) the incurrence by Parent or any of its Restricted Subsidiaries of Attributable Debt in connection with a sale and leaseback transaction or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of Parent or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 365 days of such purchase, design, development, construction, installation, expansion, repair or improvement, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (iv), not to exceed $15.0 million outstanding as of any date of incurrence of Indebtedness pursuant to this clause (iv);
(v) the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.11(a) or clause (ii), (iii), (iv), (v) or (xix) of this Section 4.11(b);

(vi) the incurrence by Parent or any of its Restricted Subsidiaries of intercompany Indebtedness (or the Guarantees of any such intercompany Indebtedness) between or among Parent or any of its Restricted Subsidiaries; provided, however, that:
(1) if the aggregate principal amount of intercompany Indebtedness (or the Guarantees of any such intercompany Indebtedness) between or among Parent or any of its Restricted Subsidiaries is greater than $1.0 million for any one intercompany loan or a series of intercompany loans and is not incurred pursuant to an intercompany note (which may take the form of a grid note) that is pledged to the Collateral Agent as Notes Priority Collateral in accordance with the terms of the Security Agreement; or
(2) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of Parent and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent or a Restricted Subsidiary of Parent and (B) any sale or other transfer of any such Indebtedness to a Person that is not either Parent or a Restricted Subsidiary of Parent, then such Indebtedness will be deemed, in each case, to constitute an incurrence of such Indebtedness by Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);
(vii) the issuance by any of Parent’s Restricted Subsidiaries to Parent or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(1) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Parent or a Restricted Subsidiary of Parent; and
(2) any sale or other transfer of any such preferred stock to a Person that is not Parent or a Restricted Subsidiary of Parent, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (vii);
(viii) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (1) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(ix) the Guarantee by the Issuer or any of the Guarantors of Indebtedness of Parent or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes, then the Guarantee must be subordinated in right of payment to the same extent as the Indebtedness guaranteed;
(x) the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances, performance, completion and surety bonds, completion guarantees and similar obligations in the ordinary course of business;
(xi) the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(xii) the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness arising from customary agreements of Parent or any such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of Parent or any of its Restricted Subsidiaries, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;
(xiii) the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;
(xiv) the incurrence of Indebtedness consisting of Guarantees of loans or other extensions of credit to or on behalf of current or former officers, directors, employees, or consultants of Parent, any of its Restricted Subsidiaries, or any direct or indirect parent of Parent for the purpose of permitting such Persons to purchase Capital Stock of Parent or any direct or indirect parent of Parent; provided that the aggregate amount of such Indebtedness and Investments made pursuant to clause (8) of the definition of “Permitted Investments” may not exceed $5.0 million at any one time outstanding;

(xv) the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchase in the ordinary course of business;
(xvi) the incurrence of Indebtedness in the ordinary course of business under any agreement between Parent or any of its Restricted Subsidiaries and any commercial bank or other financial institution relating to treasury, depository and cash management services, credit card arrangements, stored value card arrangements, purchase card arrangements, debit card arrangements or automated clearinghouse transfers of funds;
(xvii) the incurrence of Indebtedness of Parent or any of its Restricted Subsidiaries consisting of take-or-pay obligations entered into in the ordinary course of business;
(xviii) the incurrence by Parent or any of its Restricted Subsidiaries of Obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by Parent or any of its Restricted Subsidiaries in the ordinary course of business;
(xix) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by Parent or any of its Restricted Subsidiaries or merged into Parent or a Restricted Subsidiary of Parent in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving pro forma effect to such acquisition or merger, Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant;
(xx) the incurrence by Parent or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xx), not to exceed $20.0 million;
(xxi) Indebtedness of Parent or any of its Restricted Subsidiaries incurred to finance the replacement (through construction, acquisition, lease or otherwise) of one or more Vessels and any assets that shall become Notes Priority Collateral, upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person (collectively, a “Total Loss”)) in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case, less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by Parent or any of its Restricted Subsidiaries from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

(xxii) Indebtedness of Parent or any of its Restricted Subsidiaries incurred in relation to (1) maintenance, repairs, refurbishments and replacements required to maintain the classification of any of the Vessels owned, leased, time chartered or bareboat chartered to or by Parent or any of its Restricted Subsidiaries, (2) drydocking of any of the Vessels owned or leased by Parent or any of its Restricted Subsidiaries for maintenance, repair, refurbishment or replacement purposes in the ordinary course of business; and (3) any expenditures which will or may be reasonably expected to be recoverable from insurance on such Vessels;
(xxiii) Indebtedness of the Issuer or any Guarantor (which may include, for the avoidance of doubt, deferred or installment payment obligations), in an aggregate amount not to exceed $50.0 million at any one time outstanding, incurred in order to repurchase, repay, refinance, redeem, defease or otherwise retire for value the obligations of Parent or any of its Restricted Subsidiaries with respect to ship financing arrangements in existence on the Issue Date; and
(xxiv) unsecured Indebtedness of Parent issued as a Jones Act Restricted Payment, consisting of debt securities having neither (1) a Stated Maturity nor (2) any due date for the payment of any installment of principal, in either case, that is earlier than one year after the Stated Maturity of the Notes.
(c) Any Indebtedness incurred under a Credit Facility that is allocated to Section 4.11(b)(i) shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically).

(d) For purposes of determining compliance with this Section 4.11, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxiv) of Section 4.11(b), or is entitled to be incurred pursuant to Section 4.11(a), Parent will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this covenant, except that Indebtedness outstanding under the ABL Facility on the date of this Indenture will at all times be deemed to have been incurred on such date in reliance on the exception provided by Section 4.11(b)(i). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Parent as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
(e) The amount of any Indebtedness outstanding as of any date will be:
(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(1) the Fair Market Value of such assets at the date of determination; and
(2) the amount of the Indebtedness of the other Person.
Section 4.12 Asset Sales.
(a) Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(i) Parent (or its Restricted Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii) at least 75% of the consideration received in the Asset Sale by Parent or its Restricted Subsidiaries is in the form of cash or Cash Equivalents. For purposes of this clause (ii), each of the following will be deemed to be cash:
(1) except in the case of a Sale of Notes Priority Collateral, any liabilities, as shown on Parent’s most recent consolidated balance sheet, of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement;
(2) any securities, notes or other obligations received by Parent or any Restricted Subsidiary from such transferee that are converted by Parent or any Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;
(3) any Designated Noncash Consideration received by Parent or any Restricted Subsidiary in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 1.0% of Total Assets at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value; and
(4) any stock or assets of the kind referred to in clause (i) or (iii) of Section 4.12(b) (in the case of a Sale of Notes Priority Collateral) or clause (ii) or (iv) of Section 4.12(c) (in any other case);
provided that, (A) to the extent any cash, any property or assets are received pursuant to clauses (2), (3) or (4) of this Section 4.12(a)(ii) in respect of a Sale of Notes Priority Collateral, such cash, property or assets are pledged to secure the Notes as Notes Priority Collateral and (B) that all Net Proceeds from an Asset Sale, or Casualty or Condemnation Event, of, Notes Priority Collateral are deposited into the Collateral Proceeds Account no later than two Business Days following receipt thereof; provided further, that all Net Proceeds from an Asset Sale, or Casualty or Condemnation Event, of, Notes Priority Collateral are deposited into the Collateral Proceeds Account no later than two Business Days following receipt thereof.
(b) Within 360 days after the receipt of any Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event in which Net Proceeds are received in respect of the condemnation, destruction, damage or loss of any Notes Priority Collateral, Parent or any Restricted Subsidiary may apply those Net Proceeds at its option:
(i) to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business (including, without limitation, Vessels, equipment and inventory), if, after giving effect to any such acquisition, such Permitted Business is owned by the Issuer or any Guarantor and such Permitted Business includes Notes Priority Collateral with a Fair Market Value at least equal to the Fair Market Value of the Notes Priority Collateral disposed of in the applicable Sale of Notes Priority Collateral;

(ii) to make capital expenditures on assets that constitute Notes Priority Collateral;
(iii) to acquire (including, without limitation, through a long-term lease of a Vessel in accordance with past practice) other capital assets that are not current assets (including, without limitation, Vessels, equipment and inventory) that are pledged as Notes Priority Collateral and designated to the Trustee as such, and that are used or useful in a Permitted Business; and/or
(iv) to permanently repay, prepay, repurchase or otherwise retire for value any Indebtedness secured by Liens on the Notes Priority Collateral that rank higher than the Note Liens.
(c) Within 360 days after the receipt of any Net Proceeds from an Asset Sale (other than from a Sale of Notes Priority Collateral), Parent or any Restricted Subsidiary may apply such Net Proceeds at its option:
(i) (1) in the case of Net Proceeds from any Asset Sale of assets of any non-Guarantor, to repay Indebtedness of such non-Guarantor, (2) to repay ABL Obligations or (3) to permanently repay, prepay, repurchase or otherwise retire for value any Indebtedness secured by Liens on the assets subject to such Asset Sale, which Liens rank higher in priority than the Note Liens;
(ii) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (including, without limitation, Vessels, equipment and inventory), if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Guarantor;
(iii) to make a capital expenditure; and/or
(iv) to acquire other assets that are used or useful in a Permitted Business.
(d) Pending the final application of any Net Proceeds (other than Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event directly attributable to any Notes Priority Collateral), Parent or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clause (i), (ii) or (iii) of Section 4.12(b), (in the case of Net Proceeds of Notes Priority Collateral) or clause (ii), (iii) or (iv) of Section 4.12(c) (in the case of any other Net Proceeds) shall be treated as a permitted final application of Net Proceeds from the date of such commitment so long as Parent or any Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later canceled, terminated or otherwise not consummated after the 360-day period for any reason, then such Net Proceeds shall constitute “Excess Proceeds” (as defined in Section 4.12(e)).

(e) Any Net Proceeds from Asset Sales (including Sales of Notes Priority Collateral) or Casualty or Condemnation Events related to Notes Priority Collateral that are not applied or invested as provided in Sections 4.12(b) or 4.12(c) will constitute “Excess Proceeds.” In addition, any Net Proceeds received by Parent or its Restricted Subsidiaries in excess of $60.0 million in the aggregate after the Issue Date that are not applied under clause (iv) of Section 4.12(c) (in the case of Net Proceeds in respect of Notes Priority Collateral) or under clause (i) of Section 4.12(b) (in the case of other Net Proceeds) shall be deemed to be Excess Proceeds, to the extent not applied to such permanent repayment, prepayment, repurchase or other retirement for value within 60 days after receipt thereof (which time period shall be extended during the pendency of any offers using such Net Proceeds that are required to be conducted by the “Asset Sale” or similar provisions of any Senior Lien Debt or an ABL Facility). When the aggregate amount of Excess Proceeds exceeds $10.0 million, provided, that in case of any Vessel Construction Contract such Net Proceeds shall only constitute Excess Proceeds to the extent not reinvested upon the expiration of such Vessel Construction Contract, within 30 days thereof, the Issuer will make an offer (a “Net Proceeds Offer”) to all holders of Notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in this Section 4.12 with respect to asset sales to purchase the maximum principal amount of Notes and Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including the date of purchase, and will be payable in cash.
(f) If any Excess Proceeds remain after consummation of a Net Proceeds Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Permitted Additional Pari Passu Obligations on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $1,000 and integral multiples of $1,000 will be purchased. Upon completion of each Net Proceeds Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Net Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Issuer). If the Issuer makes a Net Proceeds Offer prior to the 360-day deadline specified in the third or fourth paragraph of this covenant, as applicable, with respect to any Net Proceeds, the Issuer’s obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Net Proceeds Offer.
(g) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.12, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.12 by virtue of such compliance.

(h) For purposes of this Section 4.12, (x) any Additional Notes shall be deemed to be Notes and not Permitted Additional Pari Passu Obligations and (y) the Net Cash Proceeds attributable to the sale of (i) Notes Priority Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests and (ii) a group of assets consisting of both Notes Priority Collateral and assets that are not Notes Priority Collateral shall be deemed to be Net Cash Proceeds from Notes Priority Collateral and such other assets, respectively, based on the Fair Market Value of the Notes Priority Collateral and such other assets (as determined in good faith by the Issuer, which determination shall be conclusive absent manifest error).
Section 4.13 Transactions with Affiliates.
(a) Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of Parent (each, an “Affiliate Transaction”) involving aggregate payments in excess of $5.0 million, unless:
(i) the Affiliate Transaction is on terms that are no less favorable to Parent or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with a Person that is not an Affiliate of Parent; and
(ii) Parent delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of Parent set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.13 and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of Parent.
(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.13(a):
(i) any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of Parent, a Restricted Subsidiary of Parent or a direct or indirect parent of Parent and payments and transactions pursuant thereto;

(ii) transactions between or among Parent and/or its Restricted Subsidiaries;
(iii) transactions with a Person (other than an Unrestricted Subsidiary of Parent) that is an Affiliate of Parent solely because Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(iv) payment of reasonable fees and reimbursement of expenses of directors, experts and consultants;
(v) any transaction in which the only consideration paid by Parent or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of Parent or any contribution of capital to Parent;
(vi) Restricted Payments and Permitted Investments that do not violate the provisions of Section 4.09 of this Indenture;
(vii) any agreement, instrument or arrangement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not materially more disadvantageous, taken as a whole, than the applicable agreement, instrument or arrangement, as in effect on the date of this Indenture, as determined in good faith by Parent);
(viii) loans or advances to employees in the ordinary course of business not to exceed $3.0 million in the aggregate at any one time outstanding;
(ix) transactions between Parent or any Restricted Subsidiary and any Person that is an Affiliate of Parent or any Restricted Subsidiary solely because a director of such Person is also a director of Parent or any direct or indirect parent entity thereof; provided that such director abstains from voting as a director of Parent or any direct or indirect parent entity of Parent, as the case may be, on any matter involving such other Person;
(x) purchases or sales of goods and/or services in the ordinary course of business on terms that are no less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with a Person that is not an Affiliate of Parent;
(xi) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of Parent or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of Parent or such Restricted Subsidiary;

(xii) any capital contribution to any Affiliate otherwise permitted by this Indenture;
(xiii) transactions with any joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by Parent, its Restricted Subsidiaries and Persons that are not Affiliates of Parent;
(xiv) any Investment of Parent or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;
(xv) pledges of Equity Interests of Unrestricted Subsidiaries;
(xvi) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Parent or any Restricted Subsidiary and not for the purpose of circumventing any provision of this Indenture;
(xvii) transactions in which Parent or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Parent or such Restricted Subsidiary, as applicable, from a financial point of view or meets the requirements of Section 4.13(a)(i);
(xviii) any merger, consolidation or reorganization of Parent or the Issuer with an Affiliate of Parent or the Issuer solely for the purpose of (1) forming or collapsing a holding company structure or (2) reincorporating Parent or the Issuer in a new jurisdiction;
(xix) entering into one or more agreements that provide registration rights to the security holders of the Issuer or any direct or indirect parent of the Issuer or amending such agreement with security holders of the Issuer or any direct or any indirect parent of the Issuer and the performance of such agreements;
(xx) any (x) purchase of any class of Indebtedness from, or lending of any class of Indebtedness to, Parent or any of its Restricted Subsidiaries by an Affiliate of Parent, so long as the aggregate principal amount of such class of Indebtedness purchased or loaned by such Affiliates does not exceed the aggregate principal amount of such class of Indebtedness purchased by non-Affiliate investors; and (y) repurchases, redemptions or other retirements for value by Parent or any of its Restricted Subsidiaries of Indebtedness of any class held by any Affiliate of Parent, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than 50% of the aggregate principal amount of such class of Indebtedness; and

(xxi) the Transactions.
Section 4.14 Liens. Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.
Section 4.15 Business Activities. Parent will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Parent and its Restricted Subsidiaries taken as a whole, as reasonably determined by Parent.
Section 4.16 Repurchase at the Option of Holders upon Change of Control.
(a) Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to (but not including) the date of purchase, subject to the rights of Holders on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer will send a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and stating:
(i) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered will be accepted for payment;
(ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);
(iii) that any Note not tendered will continue to accrue interest;
(iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
(b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes as directed by the Issuer in writing, and the Trustee will promptly authenticate upon receipt of an Authentication Order from the Issuer and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c) The Issuer will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.

(d) Notwithstanding anything to the contrary in this Section 4.16, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
Section 4.17 Payments for Consent.
Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Security Documents or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in the case of an offering of securities to holders of Notes by Parent or any of its Restricted Subsidiaries (including, without limitation, an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act, Parent and its Restricted Subsidiaries may offer and issue such securities only to holders of Notes who are eligible to receive such securities in accordance with such exemption from registration.
Section 4.18 Additional Note Guarantees.
If Parent or any of its Restricted Subsidiaries acquires, creates or designates another Restricted Subsidiary (other than any Foreign Subsidiary, any Exempted Subsidiary or any Immaterial Subsidiary) after the date of this Indenture then such Restricted Subsidiary must become a Subsidiary Guarantor and shall, within ten Business Days after the date on which it was so acquired, created, capitalized or designated:
(a) execute and deliver to the Trustee a supplemental indenture in the form attached hereto as Exhibit E pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes on the terms set forth in this Indenture; and
(b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

(c) Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes.
Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of Parent may designate any Restricted Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments pursuant to Section 4.09 or under one or more clauses of the definition of “Permitted Investments,” as determined by Parent. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
Any designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by this Section 4.19. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.11, Parent will be in Default of such covenant. The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (a) such Indebtedness is permitted under Section 4.11, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2\b) no Default or Event of Default would be in existence following such designation.
Section 4.20 Anti-Layering.
Except for Liens permitted by clause (35) of the definition of “Permitted Liens”, the Issuer and the Guarantors may not create any Lien on any of the Collateral with a priority that is lower than that of any ABL Lien, Note Lien, Second-Lien Note Lien or Convertible Note Lien yet also higher than that of any ABL Lien, Note Lien, Second-Lien Note Lien or Convertible Note Lien (other than an ABL Lien, a Note Lien, a Second-Lien Note Lien or Convertible Note Lien).

Section 4.21 Restrictions on Purchases of Existing Convertible Notes.
If any Existing Convertible Notes remain outstanding after consummation of the Exchange Offer, Parent and its Subsidiaries will not voluntarily tender for, prepay, purchase, redeem or otherwise acquire any such remaining Existing Convertible Notes unless (a) the consideration for such acquisition of remaining Existing Convertible Notes consists solely of shares of Common Stock and/or Convertible Notes and (b) the total value of such consideration per $1,000 principal amount of Existing Convertible Notes (measured at the time of such acquisition of remaining Existing Convertible Notes) is not greater than the total value of the Convertible Notes and Common Stock received by holders in the Exchange Offer per $1,000 principal amount of Existing Convertible Notes (measured at the time of such acquisition of remaining Existing Convertible Notes), unless, concurrently with the consummation of such acquisition of remaining Existing Convertible Notes, Parent distributes to each Holder of the Notes, additional Convertible Notes and/or additional shares of Common Stock (in the same proportion as the consideration paid in connection with Parent’s acquisition of such remaining Existing Convertible Notes) having a total value (measured at the time of such distribution) equivalent to the difference between (i) the total value of the consideration such holder would receive for its Existing Convertible Notes if Parent or the relevant Subsidiary acquired all such Existing Convertible Notes from such holder on the same terms as its acquisition of such remaining Existing Convertible Notes (based on the principal amount of Existing Convertible Notes that such holder would hold assuming a rescission of the Exchange Offer immediately prior to such distribution) and (ii) the sum of (x) the total value of the Convertible Notes and Common Stock that a holder owning the amount of Existing Convertible Notes held by such holder at the time of such distribution would have received in the Exchange Offer (measured at the time of such distribution) and (y) the total value of any Existing Convertible Notes and/or Common Stock previously distributed to such holder pursuant to this Section 4.21 (measured at the time of such distribution).
ARTICLE 5.
MERGER, CONSOLIDATION OR SALE OF ASSETS
Section 5.01 Merger, Consolidation or Sale of Assets.
(a) The Issuer shall not, directly or indirectly: (x) consolidate, merge or amalgamate with or into another Person (whether or not the Issuer is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(i) either:
(1) the Issuer is the surviving corporation; or

(2) the Person (the “Successor Issuer”) formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia and is either (A) a corporation or (B) a limited partnership or limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the Notes;
(ii) any Successor Issuer assumes all the obligations of the Issuer under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents and pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent;
(iii) immediately after such transaction, no Default or Event of Default exists; and
(iv) either (1) Parent (or the parent of the Successor Issuer, as the case may be) would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a); or (2) Parent (or the parent of the Successor Issuer, as the case may be) would have a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of Parent for the four-quarter period immediately prior to such transaction.
In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of the Issuer and its respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
Sections 5.01(a)(iii) and (iv) will not apply to: (i) a merger, amalgamation or consolidation of the Issuer with an Affiliate solely for the purpose of (a) reorganizing the Issuer as a different type of entity; provided that in the case where the surviving entity in such merger, amalgamation or consolidation is not a corporation, a corporation becomes (or has previously become) a co-issuer of the Notes, or (b) reincorporating or reorganizing the Issuer in another jurisdiction; or (ii) any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

(b) Parent will not, directly or indirectly: (i) consolidate, merge or amalgamate with or into another Person (whether or not the Issuer is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(i) either:
(1) Parent is the surviving corporation; or
(2) the Person (the “Successor Parent”) formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(ii) the Successor Parent assumes all the obligations of Parent under its Note Guarantee, this Indenture, the Registration Rights Agreement and the Security Documents and pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent;
(iii) immediately after such transaction, no Default or Event of Default exists; and
(iv) either: (1) Parent or Successor Parent (as the case may be) would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; or (2) Parent or the Successor Parent (as the case may be), after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would have a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of Parent for the four-quarter period immediately prior to such transaction and related transactions.
In addition Parent will not, directly or indirectly, lease all or substantially all of the properties and assets of Parent and its respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
Sections 5.01(b)(iii) and (iv) will not apply to: (i) a merger, amalgamation or consolidation of Parent with an Affiliate solely for the purpose of (a) reorganizing Parent as a different type of entity, or (b) reincorporating or reorganizing Parent in another jurisdiction; or (ii) any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and its Restricted Subsidiaries.

Section 5.02 Successor Company Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Issuer or Parent (as the case may be) is not the surviving company and upon the assumption by the Successor Issuer or the Successor Parent (as the case may be), by supplemental indenture, executed and delivered to the Trustee, of the obligations of the Issuer or Parent (as the case may be) as required by Section 5.01, such Successor Issuer or Successor Parent shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Parent, respectively, with the same effect as if it had been named herein as the party of this first part, and the Issuer or Parent (as the case may be) shall be discharged from its obligations under the Notes, the Notes Guarantees and this Indenture (as applicable). Any such Successor Issuer thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon receipt of an Authentication Order of such Successor Issuer instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Issuer thereafter shall cause to be signed and delivered to the Trustee for that purpose. Except as specifically provided in this Indenture, all the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with Article 5, the Person named as the “Issuer” or “Parent” (as the case may be) in this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture. The provisions in this Article 5 shall not apply to the sale, conveyance, transfer or lease of assets among the Subsidiaries of the Parent.
Section 5.03 Opinion Of Counsel To Be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive, in addition to the documents required by Section 11.05, an Officer’s Certificate and an Opinion of Counsel (each stating that such transaction and supplemental indenture comply with this Indenture and all conditions precedent herein provided for relating to such transaction have been complied with) as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.
ARTICLE 6.
LISTS OF NOTEHOLDERS AND REPORTS BY THE ISSUER AND THE
TRUSTEE
Section 6.01 Lists of Noteholders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each April 15 and October 15 in each year beginning with April 15, 2012, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 6.02 Preservation and Disclosure of Lists.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.
(b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
(c) Every Noteholder, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.
Section 6.03 Reports by Trustee.
(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each April 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such April 15, that complies with the provisions of such Section 313(a).
(b) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Issuer. The Issuer will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.
ARTICLE 7.
DEFAULTS AND REMEDIES
Section 7.01 Events of Default.
(a) Each of the following events shall be an “Event of Default” with respect to the Notes:
(i) default in any payment of interest, including any Additional Interest, on any Note when due and payable and the default continues for a period of 30 days;

(ii) default in the payment of principal of, or premium, if any, on, any Note when due and payable at its Stated Maturity, upon any required repurchase, including pursuant to Section 4.16, upon declaration or otherwise;
(iii) failure by Parent or any of its Restricted Subsidiaries for 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.12 or 4.16 or Article 5;
(iv) failure by Parent or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes, this Indenture or the Security Documents;
(v) default by Parent or any Restricted Subsidiary with respect to any mortgage, lease, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed (other than Indebtedness among the Issuer and the Guarantors) in excess of $20.0 million in the aggregate of Parent and/or any Restricted Subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable prior to the Stated Maturity thereof, and such acceleration shall not be rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 10 days after there shall have been given, by registered or certified mail, to Parent by the Trustee or to Parent and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, a written notice specifying such Event of Default and requiring that such acceleration be rescinded or annulled or such Indebtedness to be discharged; (ii) constituting a failure to pay the principal or interest (in the case of interest, following the later of (x) the fifth Business Day thereafter or (y) the expiration of any applicable grace period (including any extended grace period) if such failure to pay was not otherwise waived) on any of the Second-Lien Notes or the Convertible Notes when due and payable at Stated Maturity, upon required repurchase, upon declaration or otherwise; or (iii) constituting a failure to pay the principal or interest (in the case of interest, following the later of (x) 60 days thereafter or (y) the expiration of any applicable grace period (including any extended grace period) if such failure to pay was not otherwise waived) of any other such debt (other than the Second-Lien Notes or the Convertible Notes) when due and payable at its Stated Maturity, upon required repurchase, or upon declaration;

(vi) Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(1) commences a voluntary case, application, petition, compromise, voluntary arrangement, scheme of arrangement, moratorium, liquidation, administration, or receivership or other proceeding,
(2) consents to the entry of an order for relief against it in an involuntary case, application, petition or other proceeding,
(3) consents to the appointment of a custodian, receiver, receiver-manager, administrative receiver, administrator or liquidator of it or for all or substantially all of its property,
(4) makes a general assignment for the benefit of its creditors or a moratorium or similar arrangement is declared or instituted with its creditors,
(5) generally is not paying its debts as they become due; or admits in writing its inability to pay its debts as such debts become due or its directors or other officers request the appointment of, or give notice of their intention to appoint, a receiver, receiver manager, administrative receiver, administrator, liquidator or other officer having similar powers over its property, or
(6) is deemed for the purposes of any applicable law to be unable to pay its debts as they fall due.
(vii) a court of competent jurisdiction enters an order or decree (which order or decree remains unstayed and in effect for more than 60 consecutive days) under any Bankruptcy Law that:
(1) is for relief against Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case, application, petition or other proceeding;
(2) appoints a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, or other similar officer of Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary; or
(3) orders the liquidation, administration or receivership of Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary;

(viii) except as permitted by this Indenture, any Note Guarantee of any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that together would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;
(ix) a final judgment for the payment of $20.0 million or more (excluding any amounts covered by insurance) rendered against Parent or any Restricted Subsidiary of Parent, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(x) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, the default, repudiation or disaffirmation by the Issuer or any of the Guarantors of any of their obligations under the Security Documents (other than by reason of (a) a release of such obligation or Lien related thereto in accordance with this Indenture or the Security Documents or (b) the failure of the Collateral Trustee to maintain possession of certificates, instruments or other documents actually delivered to it representing securities or other possessory collateral pledged under the Security Documents), which default, repudiation or disaffirmation results in Collateral having an aggregate Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Security Documents), or a determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer or any of the Guarantors for any reason with respect to Collateral having an aggregate Fair Market Value of $5.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuer receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes demanding that such default be remedied; or
(xi) occurrence of any Mortgage Default (as defined in the Vessel Fleet Mortgage) or failure by Parent or any of its Restricted Subsidiaries to comply with the terms of any other Security Document, in either case, after giving effect to any applicable grace periods or time periods for performance specified therein or, in the absence of any grace periods or time periods for performance specified therein, failure by Parent or any of its Restricted Subsidiaries, for 30 days after written notice (demanding that such default be remedied) from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received, to comply with the terms of the Security Documents.

Section 7.02 Acceleration.
In the case of an Event of Default specified in clause (vi) or (vii) of Section 7.01, with respect to Parent, any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary, all outstanding Notes (including principal thereof and interest and premium, if any, thereon) will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable immediately.
Upon any such declaration or Event of Default specified in clause (vi) or (vii) of Section 7.01, the principal of, premium, if any, and interest on all the Notes shall become due and payable immediately.
Section 7.03 Other Remedies.
If an Event of Default occurs and is continuing, subject to the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Note Documents.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 7.04 Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05 Control by Majority.
Subject to the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability or expense. Notwithstanding the foregoing, the Trustee shall have the right to select and retain counsel of its choosing to represent of in any such proceedings.
Section 7.06 Limitation on Suits.
Subject to the Intercreditor Agreement, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(a) such Holder gives to the Trustee written notice that an Event of Default is continuing;
(b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 7.07 Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08 Collection Suit by Trustee.
If an Event of Default specified in Section 7.01(a)(i) or (ii) occurs and is continuing, subject to the Intercreditor Agreement, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer and Guarantors for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee (including without limitation any amounts due to the Trustee pursuant to Section 8.06 hereof), its agents and counsel.
Section 7.09 Trustee May File Proofs of Claim.
Subject to the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Parent or the Issuer (or any other obligor upon the Notes), its or their creditors or its or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06 out of the estate in any such proceeding, shall be denied for any reason, subject to the Intercreditor Agreement, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10 Priorities.
Subject to the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:
First: to the Trustee, the Collateral Agent and their agents and attorneys for amounts due under Section 8.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and Collateral Agent and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and
Third: to the Issuer or the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.
Section 7.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 8.
CONCERNING THE TRUSTEE
Section 8.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered an indemnity or security, satisfactory to the Trustee, against the loss, liability or expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee acted with willful misconduct or in bad faith or was grossly negligent or reckless in ascertaining the pertinent facts;
(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;
(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
(g) in the absence of written investment direction from Parent, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from Parent; and
(h) in the event that the Trustee is also acting as Custodian, Registrar, Paying Agent or transfer agent hereunder, the rights, privileges, immunities, benefits and protections afforded to the Trustee pursuant to this Article 8, including, without limitation, its right to be indemnified, shall also be afforded to such Custodian, Registrar, Paying Agent or transfer agent.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 8.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:
(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b) any request, direction, order or demand of Parent mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed herein); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of Parent;
(c) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel, of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;
(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Parent, personally or by agent or attorney at the expense of Parent and shall incur no liability of any kind by reason of such inquiry or investigation;
(f) the Trustee and/or the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee and Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
(g) [Intentionally Omitted]
(h) the Trustee may request that Parent deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;
(i) Parent shall provide prompt written notice to the Trustee of any change to its fiscal year (it being expressly understood that the failure to provide such notice to the Trustee shall not be deemed a Default or Event of Default under this Indenture);
(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of this Indenture; and
(k) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage proven in a court of competent jurisdiction in a final and non-appealable decision to have been caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by Parent or by any Holder.
Section 8.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of Parent, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Exchange Offer Document or of the Notes. The Trustee shall not be accountable for the use or application by Parent of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
Section 8.04 Trustee, Paying Agents or Registrar May Own Notes. The Trustee, any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent or Registrar.
Section 8.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Issuer and the Trustee.
Section 8.06 Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Issuer, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as shall have been proven in a court of competent jurisdiction in a final and non-appealable decision to have been caused by its gross negligence, willful misconduct or bad faith. The Issuer also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith, as determined in a court of competent jurisdiction in a final and non-appealable decision on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Issuer under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.10, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinated even though the Notes may be so subordinated. The obligation of the Issuer under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(a)(ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 8.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 8.08 Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days after ascertaining that it has such conflicting interest, apply to the Commission for permission to continue as Trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.
Section 8.10 Resignation or Removal of Trustee.
(a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Issuer and upon ten (10) Business Days’ notice to the Issuer and the Noteholders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b) In case at any time any of the following shall occur:
(i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months; or
(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or
(iii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Issuer of such nomination the Issuer objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.
Section 8.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and conferring to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.
No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.
Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Issuer and the successor trustee, at the written direction and at the expense of the Issuer shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 8.12 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 8.13 Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).
Section 8.14 Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Issuer has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 9.
CONCERNING THE NOTEHOLDERS
Section 9.01 Action by Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders, the Issuer or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action.
Section 9.02 Proof of Execution by Noteholders. Subject to the provisions of Section 8.01 and Section 8.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Registrar.
Section 9.03 Who Are Deemed Absolute Owners. The Issuer, the Trustee, any authenticating agent, any Paying Agent, and any Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Registrar) for the purpose of receiving payment of or on account of the principal of and accrued and unpaid interest on such Note, for conversion or purchase of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
Section 9.04 Issuer-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are (i) owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer and (ii) have been cancelled shall be disregarded and deemed not to be outstanding for the purpose of any such determination;

provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Issuer or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 9.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 10.
NOTE GUARANTEES
Section 10.01 Guarantee.
(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the other Notes Documents or the obligations of the Issuer hereunder or thereunder, that:
(1) the principal of, premium Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 7, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(e) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its Guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee of the Notes (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01.
Section 10.02 Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers (but the failure to execute such notation shall not affect the validity of any Note Guarantee).
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.
A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Issuer or another Subsidiary Guarantor, unless:
(a) immediately after giving effect to that transaction, no Default or Event of Default exists; and
(b) either:
(i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee, all appropriate Security Documents and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee and the Collateral Agent; or
(ii) such transaction is permitted by Section 4.12.
In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution.

Except as set forth in Article 4 and Article 5, and notwithstanding clauses (a) and (b)(i) and (b)(ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Subsidiary Guarantor with or into the Issuer or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor.
Section 10.05 Releases.
The Note Guarantee of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be released:
(a) in connection with any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor if the sale or other disposition does not violate Section 4.12;
(b) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or Guarantor, if the sale or other disposition does not violate Section 4.12 and the Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale or other disposition; or
(c) if Parent designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or
(d) upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture as provided in Articles 12 and 14.
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
For the avoidance of doubt, the Issuer’s obligations under this Indenture may not be released pursuant to this Section 10.05.

ARTICLE 11.
SUPPLEMENTAL INDENTURES
Section 11.01 Supplemental Indentures Without Consent of Noteholders. The Issuer, the Guarantors, the Collateral Agent and the Trustee, at the Issuer’s expense, may, from time to time and at any time, amend this Indenture, the Notes, the Note Guarantees or any Security Documents to:
(a) cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes in any material respect;
(b) provide for uncertificated Notes in addition to or in place of certificated Notes;
(c) provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(d) add guarantees or additional obligors with respect to the Notes;
(e) add to the covenants of the Issuer or the Guarantors of the benefit of the Holders or surrender any right or power conferred upon the Issuer or the Guarantors;
(f) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;
(g) comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
(h) [Intentionally Omitted]
(i) provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
(j) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor as provided in this Indenture;
(k) make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or
(l) comply with the rules of any applicable securities depository.

In addition, the Trustee and the Collateral Agent will be authorized to amend the Intercreditor Agreement or the Security Documents to add additional secured parties holding Permitted Additional Pari Passu Obligations or ABL Obligations permitted by this Indenture with the same Lien priorities and rights as provided in the Intercreditor Agreement or to enter into intercreditor arrangements with the Holders of any such Indebtedness so long as the terms of such intercreditor arrangements are not less favorable to the Holders of Notes than the intercreditor provisions contained in the Security Agreement and the Intercreditor Agreement.
The consent of the Holders of Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Indenture becomes effective, the Issuer is required to mail to the Holders a notice briefly describing such amendment; provided, however, that the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Section 11.02 Supplemental Indentures With Consent of Noteholders. Except as provided in Section 11.01 and this Section 11.02, this Indenture, the Security Documents, or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Security Documents or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes); provided, however, that without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to (i) the timing for notices that must be given by the Issuer in connection with a redemption of the Notes and (ii) the provisions of Section 4.16;
(c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(d) reduce the Change of Control purchase price of any Note or amend or modify in any manner adverse to the Holders of Notes the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(e) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(f) make any Note payable in money other than that stated in the Notes;
(g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;
(h) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Section 4.16);
(i) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
(j) in any manner subordinate the Notes or the Note Guarantees in right of payment or in Lien priority, except as permitted by this Indenture, the Note Guarantees and the Security Documents;
impair the right of any Holder to receive payment of principal and interest, including Additional Interest, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
(k) make any change in the preceding amendment and waiver provisions.
In addition, any amendment to, or waiver of, the provisions of this Indenture, the Notes, the Note Guarantees or any Security Document that (i) has the effect of releasing all or substantially all of the Collateral from the Note Liens shall require the consent of the Holders of at least 90% in aggregate principal amount of the Notes then outstanding under this Indenture or (ii) releases any Collateral from the Note Liens shall require the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding under this Indenture, except as otherwise permitted pursuant to this Indenture.
Section 11.03 Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Issuer’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 11.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent, if any, to the execution of such supplemental indenture have been complied with, as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is permitted or authorized by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions.
ARTICLE 12.
SATISFACTION AND DISCHARGE
Section 12.01 Satisfaction and Discharge. This Indenture, the Note Guarantees and the Notes will be discharged (and all Liens on the Collateral will be released) and this Indenture will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when:
(a) Either:
(i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;
(b) in respect of clause (a)(ii), no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and similar deposits relating to other indebtedness) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than any such material instrument that is concurrently being terminated and repaid in full or otherwise discharged in accordance with its terms);
(c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(d) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 12.01, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02 Application of Trust Money.
Subject to the provisions of Section 14.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01, provided that if the Issuer has made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.
ARTICLE 13.
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND
DIRECTORS
Section 13.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Issuer or of any Successor Issuer, either directly or through the Issuer or any Successor Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 14.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 14.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 14.02 or 14.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 14.
Section 14.02 Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 14.01 of the option applicable to this Section 14.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 14.04, be deemed to have been discharged from its/their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its/their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and all of the Liens on Collateral securing the Notes shall be released, except for the following provisions of this Indenture which will survive until otherwise terminated or discharged hereunder:
(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 14.04;

(b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02;
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(d) this Article 14.
Subject to compliance with this Article 14, the Issuer may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03.
Section 14.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 14.01 of the option applicable to this Section 14.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 14.04, be released from each of their/its obligations under the covenants contained in Sections 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 and clauses (a)(iii), (a)(iv) and paragraph (b) of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, all Liens on the Collateral securing the Notes will be released and with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 14.01 of the option applicable to this Section 14.03, subject to the satisfaction of the conditions set forth in Section 14.04, Sections 7.01(a)(iii) through (v) and Sections 7.01(a)(viii) through (xi) will not constitute Events of Default.

Section 14.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 14.02 or 14.03:
(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
(b) in the case of an election under Section 14.02, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:
(i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or
(ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c) in the case of an election under Section 14.03, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any related deposit of funds);
(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
(g) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 14.05 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 14.06, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the “Trustee”) pursuant to Section 14.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 14 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the Opinion of Counsel delivered under Section 14.04(b)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 14.06 Repayment to Issuer. Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability and other obligations of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 14.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Obligations in accordance with Section 14.02 or 14.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 14.02 or 14.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.02 or 14.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 15.
INTERCREDITOR AGREEMENT
Each Holder, by accepting a Note, agrees that the Convertible Note Liens, the Note Liens, the Second-Lien Note Liens and the ABL Liens are subject to the terms of the Intercreditor Agreement. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. In the event of a conflict or inconsistency between (a) the terms and provisions of this Indenture, the Notes or the Note Guarantees (on the one hand) and (b) the terms and provisions of the Intercreditor Agreement (on the other hand), the terms and provisions of the Intercreditor Agreement shall govern.
ARTICLE 16.
COLLATERAL
Section 16.01 Security Documents.
The Note Obligations are secured as provided in the Security Documents and the Intercreditor Agreement. The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens and terms, conditions and provisions of the Intercreditor Agreement.
Section 16.02 Collateral Agent.
(a) The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections in its dealings under the Security Documents as are provided to the Trustee under Article 8.

(b) Subject to Section 8.01, none of the Collateral Agent, Trustee, Paying Agent, Registrar or transfer agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, validity, perfection, priority, sufficiency, protection or enforcement of any Note Liens or any other security interest in the Collateral, or any defect or deficiency as to any such matters.
(c) Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:
(i) to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents;
(ii) to foreclose upon or otherwise enforce any Note Lien; or
(iii) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.
(d) To the extent necessary to perfect the security interest in any of the Collateral, the Collateral Agent shall be entitled to appoint one or more sub-agents with respect to such Collateral.
Section 16.03 Authorization of Actions to Be Taken.
(a) Each Holder of Notes, by its acceptance thereof, (i) consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, (ii) authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, (iii) authorizes and empowers the Collateral Agent to execute and deliver the Intercreditor Agreement and (iv) authorizes and empowers the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.
(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Section 8.01, Section 8.02, and the Security Documents, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(i) foreclose upon or otherwise enforce any or all of the Note Liens;
(ii) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or
(iii) collect and receive payment of any and all Obligations.
Subject to the Intercreditor Agreement and at the Issuer’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.
Section 16.04 Release of Collateral.
(a) Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and the Intercreditor Agreement and in accordance with Article 11. In addition, the Issuer and the Guarantors will be entitled to the release of assets included in the Collateral from the Note Liens, and the Trustee shall (or, if the Trustee is not then the Collateral Agent, shall direct the Collateral Agent to) release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances without the need for any further action by any Person:
(i) in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;
(ii) in whole upon:
(1) Satisfaction and discharge of this Indenture as set forth in Article 12; or

(2) A Legal Defeasance or Covenant Defeasance of this Indenture as set forth in Article 14;
(iii) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition, (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to Section 10.05, concurrently with the release of such Guarantee or (c) is or becomes Excluded Assets;
(iv) as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least 90% aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation);
(v) as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation); and
(vi) in part, in accordance with the applicable provisions of the Security Documents and in accordance with applicable provisions of the Intercreditor Agreement.
(b) So long as this Indenture is not qualified under the Trust Indenture Act, in connection with any release of Collateral under this Indenture, the Issuer shall not be required to comply with Sections 314(b) or 314(c) of the Trust Indenture Act.
(c) Each of the Issuer and the Guarantors may, among other things, without any release or consent by the Trustee, but otherwise in compliance with the covenants of this Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral, including (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Issuer’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Issuer’s or the Guarantors’ business.

The Issuer shall deliver to the Trustee within 30 calendar days following the end of each fiscal year (or such later date as the Trustee shall agree), an Officer’s Certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of this Indenture, in the case of the first such certificate) in which no release or consent of the Trustee was obtained in the ordinary course of the Issuer’s and Guarantors’ business pursuant to this Section 16.04(c) were not prohibited by this Indenture.
Section 16.05 Use of Collateral; Compliance with Section 314(d) of the Trust Indenture Act.
(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents, this Indenture or the ABL Facility or other documentation governing the ABL Obligations, the Security Documents or this Indenture, the Issuer and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.
(b) After qualification of this Indenture pursuant to the Trust Indenture Act, the Issuer and the Guarantors shall comply with § 314(d) of the Trust Indenture Act. Any certificate or opinion required by § 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer except in cases where § 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Issuer and reasonably satisfactory to the Trustee.
(c) So long as this Indenture is not qualified under the Trust Indenture Act, each of the Issuer and the Guarantors will not be required to comply with all or any portion of § 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of § 314(d) the Trust Indenture Act and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of § 314(d) of the Trust Indenture Act is inapplicable to released Collateral (including, without limitation, certain no-action letters issued by the Commission have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of Collateral from Liens under an indenture in the ordinary course of an issuer’s business without requiring the issuer to provide certificates and other documents under § 314(d) of the Trust Indenture Act).

Section 16.06 Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 16 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 16; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.
Section 16.07 Voting.
In connection with any matter under the Security Agreement requiring a vote of holders of Secured Obligations (as defined in the Security Agreement), the holders of such Secured Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Agreement.
Section 16.08 Collateral Proceeds Account.
(a) Establishment of Collateral Proceeds Account. No later than the first date following the Issue Date on which the Issuer or any Guarantor receives any Net Proceeds that are expressly required pursuant to the provisions of Section 4.12 to be deposited into the Collateral Proceeds Account, there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Proceeds Account. The Collateral Proceeds Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent. For the avoidance of doubt, no other deposit account or securities account shall be, or shall be deemed to be, the Collateral Proceeds Account, and for purposes of this Indenture, “Trust Monies” shall include only Net Proceeds required to be deposited into the Collateral Proceeds Account pursuant to the terms of Section 4.12, amounts deposited in the Collateral Proceeds Account in accordance with the Security Agreement and any investment return in respect thereof received by the Collateral Agent. The Issuer shall cause all Net Proceeds expressly required by Section 4.12 to be deposited into the Collateral Proceeds Account to be so deposited in the Collateral Proceeds Account and any such Trust Monies shall be held by and under the dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Parties (as defined in the Security Agreement) as a part of the Collateral until released in accordance with this Article 16.

(b) Withdrawal of Net Proceeds in Connection with Permitted Applications. To the extent that any Trust Monies consist of Net Proceeds of an Asset Sale or Casualty or Condemnation Event, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent (upon the direction of the Trustee) to reimburse the Issuer or any Guarantor for expenditures made, or to pay costs to be incurred, by the Issuer or such Guarantor in connection with any application of such Net Proceeds permitted by Section 4.12, upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, certifying that:
(i) such Trust Monies have been (or will be within 60 days of the requested date of release) applied as permitted by Section 4.12; and
(ii) to the extent required by Section 4.12 the Issuer has taken (or will take not later than 60 days following the application of such Net Proceeds) all steps, if any, required by the Security Documents in order to grant and/or perfect the security interest of the Collateral Agent in any assets in which such Net Proceeds have been reinvested (which Officer’s Certificate shall attach copies of (or forms of) any additional Security Documents or amendments thereto or filings thereunder, if any, required to comply with the Security Documents and Section 4.12).
Upon compliance with the foregoing provisions of this Section 16.08, the Collateral Agent shall, upon receipt of a written request by the Issuer (which may be contained in the Officer’s Certificate), pay an amount of Trust Monies equal to the amount specified in the Officer’s Certificate required by this Section 16.08(b) as directed by the Issuer.
(c) Withdrawal of Net Cash Proceeds to Fund a Net Proceeds Offer or Release Following a Net Proceeds Offer. To the extent that any Trust Monies consist of Net Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.12 and a Net Proceeds Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent to the Paying Agent for application in accordance with Section 4.12 upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, dated not more than ten (10) days prior to the purchase date, setting forth the amount of Excess Proceeds, as applicable, subject to the Net Proceeds Offer and the date on which Notes and Permitted Additional Pari Passu Obligations are to be purchased, and certifying that:
(i) (x) such Trust Monies constitute Net Proceeds and (y) pursuant to and in accordance with Section 4.12, the Issuer has made a Net Proceeds Offer; and
(ii) all conditions precedent and covenants herein provided for such application of Trust Monies have been satisfied.
Upon compliance with the foregoing provisions of this Section 16.08(c), the Collateral Agent shall apply the Trust Monies as directed and specified by the Issuer, subject to Section 4.12 (including to return to the Issuer any such amount of Excess Proceeds that are subject to the Net Proceeds Offer and that are not required to be applied to the purchase of Notes or Permitted Additional Pari Passu Obligations pursuant to Section 4.12).

(d) Investment of Trust Monies. So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in an account subject to the sole control of) the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Cash Equivalents pursuant to a written request by the Issuer in the form of an Officer’s Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents; and the Collateral Agent shall sell any such Cash Equivalent only upon receipt of such a written request by the Issuer specifying the particular Cash Equivalent to be sold, unless otherwise required under the Security Agreement. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Issuer. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.
The Trustee and Collateral Agent shall not be liable or responsible for any loss, fee, tax or other charge resulting from such investments, reinvestments or sales except only for their own grossly negligent action, their own grossly negligent failure to act or their own willful misconduct in complying with this Section 16.08 as determined in a court of competent jurisdiction in a final and non-appealable decision.
(e) Application of Other Trust Monies. The Collateral Agent shall return all Trust Monies to the Issuer upon any Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture under Article 12. The Collateral Agent shall have all rights and remedies with respect to the Collateral Proceeds Account and any Trust Monies as provided in the Security Documents.
Section 16.09 Appointment and Authorization of U.S. Bank National Association as Collateral Agent.
(a) U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.
(b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have (i) any duties or responsibilities except those expressly set forth herein or therein or (ii) any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.
Section 16.10 Recordings and Opinions.
(a) The Issuer and the Guarantors will furnish to the Collateral Agent and the Trustee (x) immediately prior to the Issue Date and (y) on April 15 of each year beginning with April 15, 2012, an Opinion of Counsel, dated as of such date:
(i) stating that, in the opinion of such counsel, (1) action has been taken with respect to the recording, execution, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, mortgages, financing statements, continuation statements, filings with the United States Patent and Trademark Office and the United State Copyright Office or notices, recordings or other instruments of further assurance as is necessary to maintain the Liens intended to be created by the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, (2) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, mortgages, filings with the United States Patent and Trademark Office and the United State Copyright Office and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and perfect the Note Liens, to the extent the Note Liens can be perfected by such; and
(ii) stating that, in the opinions of such counsel, no further action is necessary to maintain such Liens as effective and perfected.
ARTICLE 17.
MISCELLANEOUS PROVISIONS
Section 17.01 Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements of the Issuer contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 17.02 Official Acts by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Issuer.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Issuer shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by overnight delivery addressed (until another address is filed by the Issuer with the Trustee) to Horizon Lines, LLC, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, to the attention of the General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.
Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 17.04 Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.
Section 17.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.
(a) Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 17.05(b)) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 17.05(b)) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
(b) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(i) a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 17.06 Legal Holidays. In any case where any Interest Payment Date, Change of Control Purchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.
Section 17.07 Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act upon such qualification; provided that this Section 17.07 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. Except as expressly provided for herein prior to the qualification of this Indenture under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provisions shall control.
Section 17.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 17.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 4.12, Section 4.16 and Section 11.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as Trustee hereunder pursuant to Section 8.09.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 17.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Noteholders as the names and addresses of such Holders appear on the Note Register.
The Issuer agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Issuer may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
                                        ,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Officer
Section 17.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 17.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 17.13 Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 17.14 Consent to Jurisdiction; Consent to Service of Process.
(a) The Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. The Issuer further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Issuer at Horizon Lines, LLC, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, to the attention of the President and Chief Executive Officer. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 17.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 17.16 Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by us in cash under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in the Issuer’s winding-up or dissolution or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Issuer will only constitute a discharge to the Issuer to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Issuer shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Holder, such Holder will, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase.
Section 17.17 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with all such information as it may request in order to satisfy the requirements or its obligations under such act.

Section 17.18 Conflict with Other Documents. In the event of a conflict between (a) this Indenture and (b) the Notes or the Note Guarantees, the terms and provisions of this Indenture shall control. In the event of a conflict between (x) this Indenture and (y) any Security Documents (other than the Intercreditor Agreement), the terms and provisions of this Indenture shall control.
Section 17.19 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to § 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of § 312(c) of the Trust Indenture Act.
Section 17.20 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 17.21 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

HORIZON LINES, LLC
By:
Name:
Title:

HORIZON LINES, INC.
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC
AERO LOGISTICS, LLC
SEA-LOGIX, LLC
HORIZON SERVICES GROUP, LLC

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT A
FORM OF NOTE
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [ ]
ISIN: [ ]
$
11.00% First Lien Senior Secured Note due 2016

No. __________	$_________
HORIZON LINES, LLC., a Delaware limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on October 15, 2016.
Interest Payment Dates: April 15 and October 15
Interest Record Dates: April 1 and October 1
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

HORIZON LINES, LLC
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee
By:
Name:
Title:
Dated:

[Back of Note]
11.00% First Lien Senior Secured Note Due 2016
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. HORIZON LINES, LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at 11.00% per annum from the date of issuance until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date for Notes issued prior to October 15, 2012 shall be October 15, 2012.1 The dates in this sentence may be changed to the extent appropriate in respect of Additional Notes or Exchange Notes. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 Interest Record Date (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are cancelled after such Interest Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Issuer of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

[1]	The dates in this sentence may be changed to the extent appropriate in respect of Additional Notes or Exchange Notes.

3. TRUSTEE; PAYING AGENT AND REGISTRAR. U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. None of the Issuer or any of its Affiliates may act in any such capacity.
4. INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Notes under an Indenture, dated as of October 5, 2011 (the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Following the Issue Date, the Notes and the related Note Guarantees are secured obligations of the Issuer and the relevant Guarantors. The Notes and the related Note Guarantees are secured by a pledge of the Collateral pursuant to the Security Documents referred to in the Indenture. The Note Liens, which secure the Notes and the related Note Guarantees, and the ABL Liens are subject to the terms of the Intercreditor Agreement. Each Holder, by accepting a Note agrees that the Note Liens and the ABL Liens are subject to the terms of the Intercreditor Agreement. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
5. OPTIONAL REDEMPTION.
(a) After the Issue Date and prior to one year after the Issue Date upon not less than 30 nor more than 60 days’ notice at 101.5% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
(b) From and after one year from the Issue Date, the Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice at 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
(c) Any notice of any redemption may be given prior to the redemption of any Notes, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities issuance or other corporate transaction.

6. MANDATORY REDEMPTION.
(a) The Notes will not be subject to mandatory redemption or have the benefit of any sinking fund, except as set forth below.
On each April 15 and October 15 (or, if such day is not a Business Day, the next succeeding Business Day), commencing April 15, 2012, the Issuer will be required to redeem 0.50% of the aggregate original principal amount of the Notes (including any Additional Notes) originally issued under this Indenture in integral multiples of $1,000, except that no note may be purchased in part if the remaining principal amount would be less than $2,000, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant regular Interest Record Date to receive interest due on an Interest Payment Date).
7. OFFERS TO REPURCHASE.
(a) Upon the occurrence of a Change of Control, the Issuer shall be required to make a Change of Control Offer in accordance with Section 4.16 of the Indenture.
(b) In accordance with Section 4.12 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.
8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered form only, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.
9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in Article 11 of the Indenture and Events of Default may be waived as provided in Article 7 of the Indenture.
11. DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Restricted Subsidiaries occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

12. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
13. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
14. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.
15. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
16. REFERENCE TO INDENTURE AND OTHER RELATED DOCUMENTS. Reference is hereby made to the Indenture, the Security Agreement, the Intercreditor Agreement and other Note Documents (copies of which are on file at the Corporate Trust Office of the Trustee) and all indentures and agreements supplemental thereto for a description of the rights thereunder of the Holders of the Notes, the nature and extent of the security therefor, the rights, duties, protections and immunities of the Trustee and the rights and obligations of the Issuer and the Note Guarantors thereunder, to all the provisions of which the Holder, by acceptance hereof, assents and agrees.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
Horizon Lines, LLC
4064 Colony Road
Suite 200
Charlotte, North Carolina 28211
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                             to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Dated:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.12 or 4.16 of the Indenture, check the appropriate box below:
☐ Section 4.12      ☐ Section 4.16
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.16 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Principal
		Amount of	Amount of this	Signature of
	Amount of decrease	increase in	Global Note	authorized
	in Principal	Principal Amount	following such	officer of
	Amount of this	of this Global	decrease or	Trustee or
Date of Exchange	Global Note	Note	increase	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CHANGE OF CONTROL PURCHASE NOTICE

To:	HORIZON LINES, LLC. U.S. BANK NATIONAL ASSOCIATION, as Trustee and Registrar
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Horizon Lines, LLC (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer, offering to purchase the Notes and specifying the Change of Control Purchase Date. The undersigned registered owner of this Note hereby accepts the Issuer’s offer to purchase the Notes and instructs the Issuer to pay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Change of Control Purchase Date does not fall during the period after an Interest Record Date and on or prior to the Business Day after the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Change of Control Purchase Date.
In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:
Date:

Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all):
$_____,000
NOTICE: The above signature(s) of the Holder(s)
hereof must correspond with the name as written
upon the face of the Note in every particular
without alteration or enlargement or any change
whatever.

B-1

EXHIBIT C
FORM OF CERTIFICATE OF TRANSFER
Horizon Lines, LLC.
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
Attention: General Counsel
U.S. Bank National Association, as Trustee and Registrar
100 Wall Street
Suite 1600
New York, NY 10005
Re: 11.00% First Lien Senior Secured Notes due 2016
Reference is hereby made to the Indenture, dated as of October 5, 2011 (the “Indenture”), among Horizon Lines, LLC, as issuer (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
 _____  (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_____  in such Note[s] or interests (the “Transfer”), to  _____ (the “Transferee”), as further specified in Annex A hereto. In connection with the transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Issuer, Issuer or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

(d) ☐ Check if Transfer is Pursuant to Registration Statement. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP  _____), or
(ii) ☐ Regulation S Global Note (CUSIP  _____), or
(iii) ☐ IAI Global Note (CUSIP  _____); or
(iv) ☐ a Restricted Definitive Note.
(b) ☐ After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP  _____), or
(ii) ☐ Regulation S Global Note (CUSIP  _____), or
(iii) ☐ IAI Global Note (CUSIP  _____); or
(iv) ☐ Unrestricted Global Note (CUSIP  _____); or
(b) ☐ a Restricted Definitive Note; or
(c) ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT D
FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 5, 2011 (the “Indenture”) among Horizon Lines, LLC (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), (a) the due and punctual payment of the principal of, premium and additional interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee or Collateral Agent all in accordance with the terms of the Indenture and other Note Documents and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee and Collateral Agent pursuant to the Note Guarantee, the Indenture and other Note Documents are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture
HORIZON LINES, LLC
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC

D-1

AERO LOGISTICS, LLC SEA-LOGIX, LLC HORIZON SERVICES GROUP, LLC
By:
Name:
Title:

D-2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of HORIZON LINES, INC. (or its successor), a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Issuer (or its successor) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 5, 2011, providing for the issuance of the Issuer’s 11.00% First Lien Senior Secured Notes due 2016 (the “Notes”), initially in an aggregate principal amount of $225,000,000;
WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 11.01 of the Indenture, the Trustee, the Issuer and other existing Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

E-1

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 17.03 of the Indenture.
4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

E-2

EXHIBIT F
FORM OF CERTIFICATE OF EXCHANGE
Horizon Lines, LLC
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
Attention: General Counsel
U.S. Bank National Association, as Trustee and Registrar
100 Wall Street
Suite 1600
New York, NY 10005
Re: First Lien Senior Secured Notes due 2016
(CUSIP _____)
Reference is hereby made to the Indenture, dated as of October 5, 2011 (the “Indenture”), among Horizon Lines, LLC, as issuer (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
 _____  (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____  in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

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